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                                                                  EXECUTION COPY














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                                U.S.$525,079,198

                SENIOR SECURED SHORT TERM BRIDGE CREDIT AGREEMENT

                                      among

                          MERCURY CAYMAN HOLDCO, LTD.,

                                as the Borrower,

                          THE GUARANTORS NAMED HEREIN,

                         DEUTSCHE BANK SECURITIES INC.,

                                  as Arranger,

                             BANKERS TRUST COMPANY,

                           as Lender and Secured Party

                          Dated as of December 28, 2000

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                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----

SECTION 1.  Amount and Terms of Credit. .......................................1

     1.1.   The Commitments ...................................................1
     1.2.   Interest ..........................................................3
     1.3.   Interest Periods ..................................................4
     1.4.   Increased Costs, Illegality, etc ..................................5
     1.5.   Compensation ......................................................7
     1.6.   Change of Lending Office ..........................................7

SECTION 2.  Fees; Termination of Commitments ..................................8

     2.1.   Fees ..............................................................8
     2.2.   Mandatory Termination of Commitments ..............................8

SECTION 3.  Repayment, Prepayments and Taxes ..................................8

     3.1.   Scheduled Repayment ...............................................8
     3.2.   Voluntary Prepayments .............................................8
     3.3.   Mandatory Prepayments .............................................8
     3.4.   Method and Place of Payment .......................................9
     3.5.   Net Payments .....................................................10
     3.6.   Collection Accounts. .............................................11

SECTION 4A. Conditions Precedent to the Tranche A Borrowing ..................16

     4A.1   Execution of Agreement; Tranche A Note ...........................16
     4A.2   No Default; Representations and Warranties .......................16
     4A.3   Notice of Borrowing ..............................................17
     4A.4   Tranche A Irrevocable Instruction ................................17
     4A.5   Corporate Documents; Proceedings .................................17
     4A.6   Opinions of Counsel ..............................................17
     4A.7   Consummation of the Transactions .................................18
     4A.8   Capital Structure ................................................18
     4A.9   Adverse Change ...................................................19
     4A.10  Governmental and Other Approvals .................................19
     4A.11  Litigation .......................................................20
     4A.12  Stock Pledge Agreements ..........................................20
     4A.13  Inversiones OEA Facility .........................................20
     4A.14  Cayman Loan Agreement ............................................20
     4A.15  Collection Accounts ..............................................21
     4A.16  Security Agreement ...............................................21
     4A.17  Financial Statements; Projections ................................21
     4A.18  Existing Indebtedness, Liens and Other Obligations ...............21
     4A.19  Compliance with Applicable Law ...................................22

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     4A.20  Payment of Fees ..................................................22
     4A.21  Consent Letter ...................................................22
     4A.22  Central Bank Approval ............................................22
     4A.23  Inter-Company Notes ..............................................22
     4A.24  Pledge of Inter-Company Notes ....................................22
     4A.25  Fianza Solidaria .................................................22
     4A.26  Other Documents ..................................................23

SECTION 4B. Conditions Precedent to the Tranche B Borrowing ..................23

     4B.1   Execution of Tranche B Note ......................................23
     4B.2   No Default; Representations and Warranties .......................23
     4B.3   Notice of Borrowing ..............................................23
     4B.4   Tranche B Irrevocable Instruction ................................23
     4B.5   Consummation of the Transactions .................................23
     4B.6   Gener Stock Pledge Agreements ....................................24
     4B.7   Cayman Acquisition Value .........................................24
     4B.8   Conditions Precedent to the Initial Borrowing ....................25
     4B.9   Other Documents ..................................................25

SECTION 5.  Representations, Warranties and Agreements .......................25

     5.1.   Corporate Status .................................................25
     5.2.   Corporate Power and Authority ....................................26
     5.3.   No Immunity ......................................................26
     5.4.   No Violation .....................................................26
     5.5.   Approvals ........................................................26
     5.6.   Financial Statements; Financial Condition; Undisclosed
            Liabilities; Projections; etc. ...................................27
     5.7.   Ranking ..........................................................29
     5.8.   Litigation .......................................................29
     5.9.   True and Complete Disclosure .....................................29
     5.10.  Use of Proceeds; Margin Regulations ..............................30
     5.11.  Tax Returns and Payments .........................................30
     5.12.  Employee Benefit Plans ...........................................30
     5.13.  Security Interests ...............................................30
     5.14.  Properties .......................................................31
     5.15.  Capitalization. ..................................................32
     5.16.  Compliance with Statutes, etc ....................................32
     5.17.  Investment Company Act ...........................................33
     5.18.  Public Utility Holding Company Act ...............................33
     5.19.  Environmental Matters ............................................33
     5.20.  Labor Relations ..................................................33
     5.21.  Patents, Licenses, Franchises and Formulas .......................34

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     5.22.  Transactions .....................................................34
     5.23.  Fees and Enforcement .............................................35
     5.24.  Form of Documentation ............................................35
     5.25.  Payment of Additional Amounts ....................................35
     5.26.  Fictitious Business Names ........................................35
     5.27.  Indebtedness .....................................................35
     5.28.  Hedging Transaction ..............................................36

SECTION 6.  Affirmative Covenants ............................................36

     6.1.   Information Covenants ............................................36
     6.2.   Books, Records and Inspections ...................................37
     6.3.   Maintenance of Property ..........................................37
     6.4.   Corporate Existence and Franchises ...............................37
     6.5.   Compliance with Statutes .........................................37
     6.6.   Compliance with Environmental Laws ...............................38
     6.7.   Employee Benefit Plans ...........................................38
     6.8.   End of Fiscal Years and Fiscal Quarters ..........................38
     6.9.   Performance of Obligations .......................................38
     6.10.  Payment of Taxes .................................................38
     6.11.  Further Assurances ...............................................39
     6.12.  Cayman Loan ......................................................40
     6.13.  Pledge of ADS Shares .............................................40
     6.14.  Pledge of Gener Shares ...........................................40
     6.15.  Repayment of Inversiones OEA Inter-Company Loan ..................40
     6.16.  Post-Closing Equity Contribution .................................40

SECTION 7.  Negative Covenants ...............................................41

     7.1.   Liens ............................................................41
     7.2.   Consolidation, Merger, Purchase or Sale of Assets, etc ...........41
     7.3.   Dividends ........................................................42
     7.4.   Indebtedness .....................................................42
     7.5.   Advances, Investments and Loans ..................................42
     7.6.   Transactions with Affiliates. ....................................43
     7.7.   Capital Expenditures .............................................43
     7.8.   Limitation on Voluntary Payments and Modifications of
            Indebtedness; Modifications of Estatutos Sociales and
            Certain Other Agreements .........................................43
     7.9.   Limitation on Certain Restrictions on Subsidiaries ...............44
     7.10.  Limitation on Issuance of Capital Stock. .........................44
     7.11.  Business .........................................................44
     7.12.  Limitation on Creation of Subsidiaries ...........................44
     7.13.  Maintenance of Collection Accounts ...............................45
     7.14.  No Additional Bank Accounts ......................................45

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                                Table of Contents
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                                   (continued)

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SECTION 8.  Events of Default ................................................46

     8.1.   Payments .........................................................46
     8.2.   Representations, etc .............................................46
     8.3.   Covenants ........................................................46
     8.4.   Default Under Other Agreements ...................................46
     8.5.   Bankruptcy, etc ..................................................47
     8.6.   Credit Documents .................................................47
     8.7.   Guaranties .......................................................48
     8.8.   Judgments ........................................................48
     8.9.   Change of Control ................................................48
     8.10.  Denial of Liability ..............................................48
     8.11.  Currency Restrictions ............................................48
     8.12.  Governmental Action ..............................................49
     8.13.  Terminatio n of Commitments ......................................49
     8.14.  Hedging Agreement ................................................49

SECTION 9.  Guaranty. ........................................................49

     9.1.   The Guaranteed Obligations .......................................49
     9.2.   Continuing Obligation ............................................50
     9.3.   No Discharge .....................................................50
     9.4.   Tolling of Statute of Limitations ................................51
     9.5.   Bankruptcy .......................................................51
     9.6.   Independent Obligation ...........................................51
     9.7.   Authorization ....................................................51
     9.8.   Reliance .........................................................52
     9.9.   Subordination ....................................................52
     9.10.  Waiver. ..........................................................53
     9.11.  Nature of Liability ..............................................54
     9.12.  Contribution .....................................................54

SECTION 10. Definitions ......................................................55

SECTION 11. The Collateral and the Arranger ..................................72

     11.1.  Administration of the Collateral .................................72
     11.2.  Application of Proceeds ..........................................72
     11.3.  The Arranger .....................................................73

SECTION 12. Miscellaneous ....................................................73

     12.1.  Payment of Expenses, etc .........................................73
     12.2.  Right of Setoff ..................................................74

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     12.3.  Notices ..........................................................74
     12.4.  Benefit of Agreement; Assignments; Participations. ...............75
     12.5.  No Waiver; Remedies Cumulative ...................................77
     12.6.  Calculations; Computations; Accounting Terms. ....................77
     12.7.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
            WAIVER OF JURY TRIAL. ............................................78
     12.8.  Counterparts .....................................................79
     12.9.  Effectiveness ....................................................79
     12.10. Headings Descriptive .............................................80
     12.11. Amendment or Waiver ..............................................80
     12.12. Survival .........................................................80
     12.13. Domicile of Bridge Loans .........................................80
     12.14. Judgment Currency ................................................80
     12.15. Waiver of Sovereign Immunity .....................................80
     12.16. English Language .................................................81
     12.17. Register .........................................................81
     12.18. Confidentiality ..................................................82

     Schedule A      Commitments
     Schedule B      Lender Addresses
     Schedule 3.6    Collection Accounts
     Schedule 4.11   Post-Closing Collateral Actions
     Schedule 4.18   Existing Indebtedness
     Schedule 5.6(b) Pro Forma Financial Statements
     Schedule 5.15   Capitalization
     Schedule 5.25   Withholding Taxes

     Exhibit A       Notice of Borrowing
     Exhibit B-1     Tranche A Note
     Exhibit B-2     Tranche B Note
     Exhibit C       Inversiones OEA Facility

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                                                                  EXECUTION COPY

     SENIOR SECURED SHORT TERM BRIDGE CREDIT AGREEMENT, dated as of December 28, 2000, among MERCURY CAYMAN HOLDCO, LTD., a company organized and existing under the laws of the Cayman Islands (the "Borrower"), each of the Guarantors party hereto, BANKERS TRUST COMPANY as Lender and Secured Party (in such respective capacities, the "Lender" or the "Secured Party"), and DEUTSCHE BANK SECURITIES INC., as Arranger (the "Arranger").

                             W I T N E S S E T H :

     WHEREAS, subject to and upon the terms and conditions set forth herein, the Lender is willing to make available to the Borrower the Bridge Loans provided herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amount and Terms of Credit.

     1.1. The Commitments.

     (a) The Tranche A Bridge Loan Commitments. Subject to and upon the terms and conditions set forth herein, the Lender agrees to make a bridge loan (a "Tranche A Bridge Loan") to the Borrower, which Tranche A Bridge Loan: (i) only may be incurred on the Initial Borrowing Date; (ii) shall be denominated in U.S. Dollars; (iii) shall be incurred and maintained as a Base Rate Loan or, to the extent available and requested by the Borrower, a LIBOR Loan and (iv) shall not exceed at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the Tranche A Bridge Loan Commitment as in effect on the Initial Borrowing Date. The Tranche A Bridge Loan shall be made in a single Borrowing on the Initial Borrowing Date, and, once repaid or prepaid, may not be reborrowed. The amount of the Lender's Tranche A Bridge Loan Commitment in excess of the Lender's Tranche A Bridge Loan shall expire on the Initial Borrowing Date.

     (b) The Tranche B Bridge Loan Commitments. Subject to and upon the terms and conditions set forth herein, the Lender agrees to make a bridge loan (a "Tranche B Bridge Loan") to the Borrower, which Tranche B Bridge Loan: (i) only may be incurred on the Tranche B Borrowing Date; (ii) shall be denominated in U.S. Dollars; (iii) shall be incurred and maintained as a Base Rate Loan; and
(iv) shall not exceed at the time of incurrence thereof on the Tranche B Borrowing Date that aggregate principal amount which equals the Cayman Acquisition Funding Requirement, determined as of the Tranche B Borrowing Date. The Tranche B Bridge Loan shall be made in a single Borrowing on the Tranche B Borrowing Date, and, once repaid or prepaid, may not be reborrowed. The amount of the Lender's Tranche B Bridge Loan Commitment in excess of the Lender's Tranche B Bridge Loan shall expire on the Tranche B Borrowing Date.

     (c) Notice of Borrowing. When the Borrower desires to incur the Bridge Loans hereunder, the Borrower shall give the Lender at its Notice Office at least one Business Day's prior written notice thereof (in the case of Base Rate Loans) and at least three Business Days' prior written notice thereof (in the case of LIBOR Loans); provided, however, that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Such written notice (the "Notice of Borrowing") shall, except as provided in Section 1.5, be irrevocable and shall be given by the Borrower substantially in the form of Exhibit A hereto, appropriately completed to specify the aggregate principal amount of the Bridge Loan to be made pursuant to the Borrowing, the date of Borrowing (which shall be a Business Day) and whether the respective Borrowing shall consist of a Base Rate Loan or a LIBOR Loan.

     (d) Irrevocable Instruction. (i) Simultaneously with a Notice of Borrowing delivered in connection with the Tranche A Bridge Loan, the Borrower shall deliver to the Lender an irrevocable instruction (the "Tranche A Irrevocable Instruction") in a form to be agreed prior to the Initial Borrowing Date, duly executed by each of the Credit Parties other than Mercury Cayman III, appropriately completed to direct the flow of funds with respect to such Borrowing together with Equity Contribution A to be deposited through a series of Collection Accounts maintained by such Credit Parties as a payment to an account designated by Deutsche Bank Corredores de Bolsa for the purpose of settling the Remate.

          (ii) Simultaneously with a Notice of Borrowing delivered in connection with the Tranche B Bridge Loans, the Borrower shall deliver to the Lender an irrevocable instruction (the "Tranche B Irrevocable Instruction"), in a form to be agreed prior to the Tranche B Borrowing Date, duly executed by each of the Borrower, Mercury Cayman II, Inversiones CYC, Inversiones OEA and Inversions Cachagua, appropriately completed to direct the flow of funds with respect to such Borrowing together with Equity Contribution B to be deposited through a series of their respective Collection Accounts into the Inversiones Cachagua NY Collection Account to be applied to pay the Cayman Acquisition Price.

     (e) Disbursement of Funds. No later than 1:00 p.m. (New York time) on the date specified in each Notice of Borrowing, subject to the terms and conditions set forth herein, the Lender will make available the Borrowing requested to be made on such date in the manner provided below. All such amounts shall be made available in Dollars and in immediately available funds to and on behalf of the Borrower, in accordance with the applicable Irrevocable Instruction, the amount (net of any Fees, costs and expenses due hereunder) to be applied in accordance with the applicable Irrevocable Instruction.

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     (f) Notes.

     (i) The Borrower's obligation to pay the principal of, and interest on, the Tranche A Bridge Loan made by the Lender shall be evidenced, at the Lender's option, by a promissory note, duly executed and delivered by the Borrower and substantially in the form of Exhibit B-1 hereto (the "Tranche A Note"), with blanks appropriately completed in conformity herewith. Such Note shall (A) be payable to the order of the Lender and be dated the date of execution thereof,
(B) be in a stated principal amount equal to the principal amount of the Tranche A Bridge Loan and be payable in the unpaid principal amount evidenced thereby,
(C) mature on the Maturity Date, (D) bear interest as provided in Section 1.2, and (E) be entitled to the benefits of this Agreement and the other Credit Documents. Upon repayment in full of amounts due under the Tranche A Note, the Lender shall return it to the Borrower.

     (ii) The Borrower's obligation to pay the principal of, and interest on, the Tranche B Bridge Loan made by the Lender shall be evidenced, at the Lender's option, by a promissory note, duly executed and delivered by the Borrower and substantially in the form of Exhibit B-2 hereto (the "Tranche B Note"), with blanks appropriately completed in conformity herewith. Such Note shall (A) be payable to the order of the Lender and be dated the date of execution thereof,
(B) be in a stated principal amount equal to the principal amount of the Tranche B Bridge Loan and be payable in the unpaid principal amount evidenced thereby,
(C) mature on the Maturity Date, (D) bear interest as provided in Section 1.2, and (E) be entitled to the benefits of this Agreement and the other Credit Documents. Upon repayment in full of amounts due under such Note, the Lender shall return it to the Borrower.

     (iii) The Lender will maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender as a result of the Bridge Loans, including the amounts of principal, interest and other amounts payable and paid to the Lender from time to time under this Agreement and the Notes evidencing such Bridge Loans. The entries made by the Lender in such accounts shall constitute prima facie evidence of the existence and amounts of the Bridge Loans and other Obligations therein recorded; provided, however, that the failure of the Lender to maintain such account or accounts, or any error therein, shall not in any manner affect the obligations of the Borrower to repay or pay the Bridge Loans made by the Lender, accrued interest thereon and the other Obligations of the Borrower to the Lender hereunder in accordance with the terms of this Agreement.

     1.2. Interest.

     (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBOR Loan from the Borrowing Date thereof until the earlier of
(x) the maturity (whether by acceleration or otherwise) of such LIBOR Loan and

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(y) the conversion of such LIBOR Loan to a Base Rate Loan pursuant to Section
1.4 at a rate per annum which shall, at all times applicable thereto, be equal to the sum of LIBOR for the relevant Interest Period plus the Applicable Margin.

     (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the Borrowing Date thereof until the maturity (whether by acceleration or otherwise) of such Base Rate Loan at a rate per annum which shall, at all times applicable thereto, be equal to the sum of the Base Rate in effect from time to time plus the Applicable Margin.

     (c) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof (determined in accordance with Section 3.4) and shall be payable in arrears on each Interest Payment Date and on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Bridge Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to (i) in the case of principal of any Bridge Loan, the rate per annum equal to 2.00% plus the product of (A) the Overdue Ratio times (B) the rate otherwise then borne by such Bridge Loan and
(ii) in the case of interest or such other amounts, the rate per annum equal to 2.00% plus the product of (A) the Overdue Ratio times (B) the rate otherwise applicable to Base Rate Loans; provided that at no time shall the interest rate payable pursuant to this clause (d) on any amount due hereunder exceed 20% per annum. Interest which accrues under this Section 1.2(d) shall be payable on demand. This paragraph (d) and the Borrower's payment of any increased interest rate provided hereunder shall not (i) relieve the Borrower of its obligation to pay amounts hereunder when and as due, (ii) cure any Default or Event of D efault resulting from a failure to pay such amounts nor (ii) prevent the Lender from foreclosing on the Collateral or exercising any other available remedies as a result of such a failure.

     (e) Upon each Interest Determination Date, the Lender shall determine the interest rate for each Interest Period applicable to the LIBOR Loans and shall promptly notify the Borrower thereof. Each such determination shall, absent demonstrable error, be final and conclusive and binding on all parties hereto.

     1.3. Interest Periods. The LIBOR interest period (each, an "Interest Period"), if any, applicable to the Tranche A Loans shall be the period commencing on the Initial Borrowing Date and ending on the eleventh Business Day thereafter. If the Maturity Date shall not have occurred by the end of the Interest Period, the Bridge Loans will be extended from day to day as Base Rate Loans.

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     1.4. Increased Costs, Illegality, etc.

     (a) In the event that the Lender shall have determined in good faith (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto):

     (i) on any Interest Determination Date, that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of "LIBOR";

     (ii) at any time, that the Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Bridge Loan (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of taxes, which shall be governed by
   Section 3.5) because of any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline, or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding, in the case of LIBOR Loans, any reserves required under Regulation D to the extent such reserves have been included in the computation of LIBOR) or because any such change, interpretation or administration shall impose on the Lender any other conditio n relating to the Credit Documents or the Bridge Loans; or

     (iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by the LIBOR Loan Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which the LIBOR Loan Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Lender shall promptly give notice to the Borrower of such determination. After the occurrence of any such event, (x) in the case of clause (i) above, Bridge Loans shall no longer be available as LIBOR Loans, and any Notice of Borrowing given by the Borrower with respect to Bridge Loans which have not yet been incurred shall be deemed rescinded by the Borrower and outstanding LIBOR Loans shall be converted into Base Rate Loans until such time as the circumstances giving rise to such notice by the Lender no longer exist (which notice the Lender shall endeavor to give promptly after any express determination thereof by the Lender), (y) in the case of clause

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(ii) above, the Borrower shall pay to the Lender, within 10 Business Days after the Borrower's receipt of written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Lender in its sole discretion shall determine) as shall be required to compensate the Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to the Lender, showing in reasonable detail the basis for the calculation thereof, prepared in good faith and submitted to the Borrower by the Lender shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto); provided that the Borrower shall not be required to compensate the Lender pursuant to this clause (y) if the Lender fails to notify the Borrower within six months after becoming aware of the event giving rise to such claim for compensa tion; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect, and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.4(b) as promptly as possible and, in any event, within the time period required by law.

     (b) At any time that any Bridge Loan is affected by the circumstances described in Section 1.4(a)(ii) or (iii), the Borrower may (and in the case of a Bridge Loan affected pursuant to Section 1.4(a)(iii) the Borrower shall) either
(x) if the affected Bridge Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Lender telephonic notice (confirmed promptly in writing) thereof, or (y) if the affected Bridge Loan is then outstanding, upon at least five Business Days' notice to the Lender, (A) direct that the Lender convert each such Bridge Loan into Base Rate Loans until such time as the Lender notifies the Borrower that the circumstances specified in Section 1.4(a)(ii) or (iii) giving rise to such conversion no longer exist, or (B) promptly prepay the Bridge Loans in full (but in no event later than 30 days after the most recent Interest Determination Date), together with accrued interest thereon to the date of repayment and any amounts payable pursuant to Sections 1.4(c) and 1.5 below as a result of such prepayment.

     (c) If the Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, guideline, order, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, will have the effect of increasing the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender based on the existence of the Lender's Commitment hereunder or its obligations hereunder, then the Borrower shall pay to the Lender, within 10 Business Days after the Borrower's receipt of written demand therefor, such additional amounts as shall be required to compensate the Lender or such other corporation for the increased cost to the Lender or such other corporation or the reduction in the rate of return to the Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, the Lender will act reasonably and in good faith, provided that the Lender's determination of compensation owing under this
Section 1.4(c) shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto. The Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.4(c), will give prompt written notice thereof to the Borrower, which notice shall be prepared in good faith and show in reasonable detail the basis for calculation of such additional amounts.

     1.5. Compensation. The Borrower shall compensate the Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all losses, reasonable expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Lender to fund the Bridge Loans, but excluding loss of margin) which the Lender may sustain: (i) if for any reason (other than a default by the Lender) the Borrowing of Bridge Loans does not occur on a date specified therefor in the Notice of Borrowing (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.4(a) or
(b)); (ii) if any repayment or prepayment (including any repayment or prepayment made pursuant to Section 1.4(b) or Section 3 or as a result of an acceleration of the Bridge Loans pursuant to Section 8) occurs on a date which is not the last day of an Int erest Period with respect thereto; (iii) if any prepayment of its Bridge Loan is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Bridge Loans when required by the terms of this Agreement or any Note held by the Lender or (y) any conversion made pursuant to Section 1.4(b). It is further understood and agreed that if any repayment of Bridge Loans pursuant to Section 3 is made, any Bridge Loans are converted into another Type pursuant to Section 1.4(b) or the Lender is replaced, in any such case on a date which is not the last day of an Interest Period applicable thereto, such repayment, conversion or replacement shall be accompanied by any amounts owing to the Lender pursuant to this Section 1.5.

     1.6. Change of Lending Office. The Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.4(a)(ii) or (iii),
Section 1.4(c) or Section 3.5 (other than with respect to the imposition of Taxes in effect on the date hereof) with respect to the Lender, it will use reasonable efforts (consistent with its internal policies) to change the jurisdiction of its lending office if the making of such change (a) would avoid the need to pay additional amounts or take any other actions under Section 1.4(a)(ii) or (iii) or Section 1.4(c), or (b) would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue under Section 3.5, and such change would not, in the reasonable judgment of the Lender, subject the Lender to any unreasonable cost or expense or be otherwise disadvantageous to the Lender.

     SECTION 2. Fees; Termination of Commitments.

     2.1. Fees. The Borrower agrees to pay to the Lender a structuring fee of $200,000 on the Initial Borrowing Date.

     2.2. Mandatory Termination of Commitments. The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on January 16, 2001, unless the Initial Borrowing Date shall have occurred on or before such date.

     SECTION 3. Repayment, Prepayments and Taxes.

     3.1. Scheduled Repayment. The Borrower shall repay the principal outstanding of the Bridge Loans on the Maturity Date.

     3.2. Voluntary Prepayments. The Borrower shall have the right to prepay the Bridge Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Lender prior to 12:00 noon (New York time) at its Notice Office at least one Business Day's prior written notice of its intent to prepay LIBOR Loans, or same Business Day notice of its intent to repay Base Rate Loans, and the amount of such prepayment; (ii) each prepayment of Bridge Loans shall be in an aggregate principal amount of at least $5,000,000; (iii) at the time of any prepayment of any Bridge Loans pursuant to this Section 3.2 on any day other than the last day of an Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.5; and (iv) each prepayment in respect of any Bridge Loans pursuant to this Section 3.2 shall be applied to the Tranche A Bridge Loans and the Tranche B Bridge Loans pro rata between the Brid ge Loans (based on the then outstanding principal amount of Tranche A Bridge Loans and Tranche B Bridge Loans).

     3.3. Mandatory Prepayments.

     (a) On each date after the Initial Borrowing Date upon which any Credit Party shall receive any cash proceeds from any Debt Issuance, the Borrower shall prepay outstanding principal of the Bridge Loans in an amount equal to 100% of the Net Debt Proceeds of such Debt Issuance.

     (b) In addition to any other mandatory prepayment pursuant to this Section 3.3, on each date on or after the Initial Borrowing Date upon which any Credit Party or any of its Restricted Subsidiaries shall receive any cash proceeds from any Disposition, the Borrower shall prepay outstanding principal of the Bridge Loans in an amount equal to the Net Disposition Proceeds of such Disposition.

     (c) In addition to any other mandatory prepayment pursuant to this Section 3.3, on each date on or after the Initial Borrowing Date upon which the Borrower shall receive any cash proceeds from repayment of either Inter-Company Note, the Borrower shall prepay the outstanding principal of the Bridge Loans in an amount equal to the difference between the amount of such repayment proceeds and the Post-Closing Equity Contribution.

     (d) Each prepayment of Bridge Loans made pursuant to this Section 3.3 shall be applied pro rata among the respective Bridge Loans of the Lender (based on the then outstanding principal amount of Tranche A Bridge Loans and Tranche B Bridge Loans).

     3.4. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Lender not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Lender. Any payments under this Agreement that are made later than 12:00 Noon (New York time) on any day shall be deemed to have been made on the next succeeding Business Day. Each repayment of principal shall be accompanied by accrued but unpaid interest on the amount thereof from the date on which interest was last paid plus any additional amount due under Section 1.5. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect imme diately prior to such extension. In the event of any foreign exchange restriction or prohibition prevailing in Chile, the Borrower or the other Credit Parties, as the case may be, shall make such payments in Dollars by any lawful mechanism for the acquisition of Dollars.

     In the event any operations to obtain Dollars must be undertaken with respect to the payment of any amount due by the Borrower, interest shall continue to accrue until payment is made to the Lender's account and otherwise in the manner required hereunder. Nothing in this Agreement shall impair any of the rights of the Lender under this Agreement, and nothing in this Agreement shall be construed to entitle the Borrower to refuse to make payments hereunder in Dollars for any reason whatsoever (other than full and final payment indefeasibly in cash in Dollars of all amounts due hereunder), including, without limitation, any of the following:

     (x) the purchase of Dollars in Chile by any means becomes more onerous or burdensome for the Borrower than as of the Effective Date; and

     (y) the exchange rate in force in Chile increases significantly from that in effect as of the Effective Date.

     All costs, expenses and taxes payable in connection with this Section 3.4 shall be for the account of the Credit Parties.

     3.5. Net Payments.

     (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of the Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of the Lender or its applicable lending office, or any branch or affiliate thereof, or similar taxes, in each case imposed by the applicable taxing authority pursuant to the laws of the jurisdiction (or any political subdivision thereof or therein) in which the Lender, appli cable lending office, branch or affiliate is organized or located or carries on business, or in which its principal executive office is located) (all such taxes, levies, imposts, duties, fees, assessments or other charges and related interest and penalties being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note; provided that the Borrower will not be required to pay any additional amounts that are (i) attributable to the Lender's failure to comply with subsection (b) below, (ii) described in Section 3.5(d) or (iii) attributable to the Lender's failure to be a Basel Bank. The Borrower will furnish to the Lender within 45 days after the date the payment of any Taxes is d ue pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Lender; provided that, for any period with respect to which the Lender has failed to provide the Borrower with the appropriate documentation described under Section 3.5(b), the Lender shall not be entitled to indemnification under Section 3.5(a). A certificate as to the amount of any such required indemnification payment prepared in good faith by the Lender shall be final, conclusive and binding for all purposes absent demonstrable error.

     (b) Each Lender that is entitled to an exemption or reduction of any Taxes under the laws of the applicable taxing jurisdiction, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or under the Notes shall deliver to the Borrower (with a copy to the Administrative Agent) any documentation prescribed by applicable law that is necessary to permit such payments to be made without withholding or at a reduced rate. Any fees charged by the Chilean authorities to the Lender in obtaining or filing such documentation shall be for the account of the Borrower.

     (c) If the Lender receives a refund in respect of any amounts paid by the Borrower pursuant to this Section 3.5, which refund is allocable to such payment, it shall promptly notify the Borrower of such refund and shall promptly repay such refund to the Borrower net of all out-of-pocket expenses of the Lender; provided, however, that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower by the Lender in the event the Lender is required to repay such refund.

     (d) If a Lender changes its residence, place of business or its applicable lending office or takes any other similar action and the effect of such change or action, as of the date thereof, would be to increase the additional amounts that the Borrower is obligated to pay under Section 3.5(a), the Borrower shall not be obligated to pay the amount of such increase.

     3.6. Collection Accounts.

     (a) The Borrower hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from its Subsidiaries or any other Persons (the "Borrower Collection Account ") with the BT Securities Intermediary for the benefit of the Borrower and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons to remit all such capital contributions, dividends, distributions and other payments to the Borrower Collection Account. All capital contributions, dividends, distributions, payments and amounts received directly by the Borrower from AES or the Lender or from any other source, shall immediately upon receipt be deposited into the Borro wer Collection Account. The Borrower Collection Account numbers and contact information is set forth on Schedule 3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (b) Inversiones Zapallar hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from its Subsidiaries or any other Persons, which are not in the form of Pesos (the "Inversiones Zapallar NY Collection Account") with the DB Securities Intermediary for the benefit of Inversiones Zapallar and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons to remit all such capital contributions, dividends, distributions and other payments to the Inversiones Zapallar NY Collection Account. All capital contributions, dividends, distributions, payments and amounts received directly by Inversiones Zapallar from its parent entity or its Subsidiaries or from any other source, which are not in the form of Pesos, shall immediately upon receipt be deposited into the Inversiones Zapallar NY Collection Account. The Inversiones Zapallar NY Collection Account numbers and contact information is set forth on Schedule 3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (c) Inversiones Zapallar hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from its Subsidiaries or any other Persons, which are denominated in Pesos (the "Inversiones Zapallar Chile Collection Account") with the DB Securities Intermediary for the benefit of Inversiones Zapallar and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons to remit all such capital contributions, dividends, distributions and other payments to the Inversiones Zapallar Chile Collection Account. All capital contributions, dividends, distributions, payments and amounts received directly by Inversiones Zapallar from its parent entity or its Subsidiaries or from any other source, which are denominated in Pesos, shall immediately upon receipt be deposited into the Inversiones Zapallar Chile Collection Account. The Inversiones Zapallar Chile Collection Account numbers and contact information is set forth on Schedule 3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (d) Mercury Cayman I hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from its Subsidiaries or any other Persons (the "Mercury Cayman I Collection Account") with the BT Securities Intermediary for the benefit of Mercury Cayman I and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons to remit all such capital contributions, dividends, distributions and other payments to the Mercury Cayman I Collection Account. All capital contributions, dividends, distributions, payments and amounts received directly by Mercury Cayman I from its parent entity or its Subsidiaries or from any other source, shall immed iately upon receipt be deposited into the Mercury Cayman I Collection Account. The Mercury Cayman I Collection Account numbers and contact information is set forth on Schedule

3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (e) Mercury Cayman II hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from its Subsidiaries or any other Persons (the "Mercury Cayman II Collection Account") with the BT Securities Intermediary for the benefit Mercury Cayman II and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons to remit all such capital contributions, dividends, distributions and other payments to the Mercury Cayman II Collection Account. All capital contributions, dividends, distributions, payments and amounts received directly by Mercury Cayman II from its parent entity or its Subsidiaries or from any other source, shall imm ediately upon receipt be deposited into the Mercury Cayman II Collection Account. The Mercury Cayman II Collection Account numbers and contact information is set forth on Schedule 3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (f) Inversiones CYC hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from its Subsidiaries or any other Persons which are not in the form of Pesos (the "Inversiones CYC NY Collection Account") with the DB Securities Intermediary for the benefit of Inversiones CYC and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons to remit all such capital contributions, dividends, distributions and other payments to the Inversiones CYC NY Collection Account. All capital contributions, dividends, distributions, payments and amounts received directly by Inversiones CYC from its parent entity or its Subsidiaries or from any other source, which are not in the form of Pesos, shall immediately upon receipt be deposited into the Inversiones CYC NY Collection Account. The Inversiones CYC NY Collection Account numbers and contact information is set forth on Schedule 3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (g) Inversiones CYC hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from its Subsidiaries or any other Persons, which are denominated in Pesos (the "Inversiones CYC Chile Collection Account") with the DB Securities Intermediary for the benefit of Inversiones CYC and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons to remit all such capital contributions, dividends, distributions and other payments to the Inversiones CYC Collection Chile Account. All capital contributions, dividends, distributions, payments and amounts received directly by Inversiones CYC from its parent entity or its Subsidiaries or from any other source, which are denominated in Pesos, shall immediately upon receipt be deposited into the Inversiones CYC Chile Collection Account. The Inversiones CYC Chile Collection Account numbers and contact information is set forth on
Schedule 3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (h) Inversiones OEA hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from its Subsidiaries or other Persons, including, without limitation, the Cayman Lender, which are not in the form of Pesos (the "Inversiones OEA NY Collection Account") with the DB Securities Intermediary for the benefit of Inversiones OEA and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons, including, without limitation the Cayman Lender, to remit all such capital contributions, dividends, distributions and other payments to the Inversiones OEA NY Collection Account. All capital contributions, dividends, distributions, payme nts and amounts received directly by Inversiones OEA from its parent entity or its Subsidiaries or from any other source, including, without limitation the Cayman Lender, which are not in the form of Pesos shall immediately upon receipt be deposited into the Inversiones OEA NY Collection Account. The Inversiones OEA NY Collection Account numbers and contact information is set forth on Schedule 3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (i) Inversiones OEA hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from its Subsidiaries or other Persons, including, without limitation the Hedging Counterparty, which are denominated in Pesos, (the "Inversiones OEA Chile Collection Account") with the DB Securities Intermediary for the benefit of Inversiones OEA and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons, including, without limitation the Cayman Lender, to remit all such capital contributions, dividends, distributions and other payments to the Inversiones OEA

Chile Collection Account. All capital contributions, dividends, distributions, payments and amounts received directly by Inversiones OEA from its parent entity or its Subsidiaries or from any other source, including, without limitation, the Hedging Counterparty, which are denominated in Pesos, shall immediately upon receipt be deposited into the Inversiones OEA Chile Collection Account. The Inversiones OEA Chile Collection Account numbers and contact information is set forth on Schedule 3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (j) Inversiones Cachagua hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from its Subsidiaries or any other Persons, which are not in the form of Pesos (the "Inversiones Cachagua NY Collection Account") with the DB Securities Intermediary for the benefit of Inversiones Cachagua and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons to remit all such capital contributions, dividends, distributions and other payments to the Inversiones Cachagua NY Collection Account. All capital contributions, dividends, distributions, payments and amounts received directly by Inversiones Cachagua from its parent en tity or its Subsidiaries or from any other source, which are not in the form of Pesos, shall immediately upon receipt be deposited into the Inversiones Cachagua NY Collection Account. The Inversiones Cachagua NY Collection Account numbers and contact information is set forth on Schedule 3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (k) Inversiones Cachagua hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from its Subsidiaries or any other Persons which are denominated in Pesos (the "Inversiones Cachagua Chile Collection Account") with the DB Securities Intermediary for the benefit of Inversiones Cachagua and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons to remit all such capital contributions, dividends, distributions and other payments to the Inversiones Cachagua Chile Collection Account. All capital contributions, dividends, distributions, payments and amounts received directly by Inversiones Cachagua from its parent e ntity or its Subsidiaries or from any other source, which are denominated in Pesos shall immediately upon receipt be deposited into the Inversiones Cachagua Chile Collection Account. The Inversiones Cachagua Chile Collection Account numbers and contact information is set forth on Schedule 3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (l) Mercury Cayman III hereby establishes, effective on the Effective Date, and shall until the Obligations have been paid in full and the Commitments of the Lender shall have expired or been sooner terminated maintain a collection account for the collection of payments made in respect of Proceeds of Pledged Securities and capital contributions, dividends, distributions or other payments received from AES, its Subsidiaries or any other Persons, including, without limitation AES Shares received from AES and ADS Shares acquired pursuant to the Share Exchange (the "Mercury Cayman III Collection Account ") with the BT Securities Intermediary for the benefit of Mercury Cayman III and the Secured Party, as their respective interests may appear, and shall irrevocably instruct AES, its Subsidiaries and all other Persons to remit all such capital contributions, dividends, distributions and other payments to the Mercury Cayman III Collection Account. All capital contributions, dividends, distributions, payments a nd amounts and all securities entitlements received directly by Mercury Cayman III from AES or its Subsidiaries, in addition to all other cash or securities entitlements received from any other source, shall immediately upon receipt be deposited into the Mercury Cayman III Collection Account. The Mercury Cayman III Collection Account numbers and contact information is set forth on Schedule 3.6, as such Schedule may be updated by the party establishing such account and the Collateral Agent.

     (m) All assets held in any Collection Account shall be maintained in the manner set forth in Section 7.13.

     (n) Amounts outstanding in any Collection Account other than the Mercury Cayman III Collection Account may be invested only in cash and Cash Equivalents. The Mercury Cayman III Collection Account shall be invested only in Cash, Cash Equivalents, AES Shares, ADS Shares acquired in connection with the Tender Offer, and Gener Shares acquired in connection with the ADS Share Conversion.

     SECTION 4A. Conditions Precedent to the Tranche A Borrowing. The obligation of each Lender to make Tranche A Bridge Loans on the Initial Borrowing Date is subject, at the time of the making of such Borrowing, to the satisfaction of the following conditions:

     4A.1 Execution of Agreement; Tranche A Note. The Effective Date shall have occurred and, if requested by the Lender, there shall have been delivered to the Lender a Tranche A Note under Section 1.1(f)(i).

     4A.2 No Default; Representations and Warranties. On the Initial Borrowing Date and also after giving effect to the transactions contemplated hereby and the Tranche A Bridge Loans made on the Initial Borrowing Date, (i) there shall exist no

Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Initial Borrowing Date.

     4A.3 Notice of Borrowing. The Lender shall have received a Notice of Borrowing, duly executed by the Borrower and meeting the requirements of Section 1.1(c).

     4A.4 Tranche A Irrevocable Instruction. The Lender shall have received a Tranche A Irrevocable Instruction, duly executed by each of the Borrower, Inversiones Zapallar, Mercury Cayman I, Mercury Cayman II, Inversiones CYC, Inversiones OEA and Inversiones Cachagua and meeting the requirements of Section 1.1(d).

     4A.5 Corporate Documents; Proceedings.

     (a) The Lender shall have received a certificate from each of the Credit Parties dated the Initial Borrowing Date, signed by the President or any Vice President of each such Person, in a form to be agreed prior to the Initial Borrowing Date with appropriate insertions, together with certified copies of the certificate of incorporation and bylaws or equivalent organizational documents of such Person and the resolutions of such Person referred to in such certificate.

     (b) All corporate and legal proceedings and all instruments and agreements (including without limitation the other Credit Documents) in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received all information and certified copies of all documents and papers, including records of corporate proceedings, governmental approvals and good standing certificates, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities or a notary public.

     4A.6 Opinions of Counsel. The Lender shall have received from (i) Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to the Credit Parties, an opinion addressed to the Lender and dated the Initial Borrowing Date, in form and substance reasonably satisfactory to the addressee, (ii) Claro & Cia., special Chilean counsel to the Credit Parties, an opinion addressed to Lender and dated the Initial Borrowing Date, in form and substance reasonably satisfactory to the addressee, (iii) Maples & Calder, special Cayman Islands counsel to the Credit Parties, an opinion addressed to the Lender and dated the Initial Borrowing Date, in form and substance reasonably satisfactory to the addressee, (iv) Guerrero Olivos Novoa y Errazuriz, special Chilean counsel to the Lender, an opinion addressed to the Lender and dated the Initial

Borrowing Date, covering such matters incident to the transactions contemplated herein as the Lender may reasonably request, and (v) Walkers, special Cayman Islands counsel to the Lender, an opinion addressed to the Lender and dated the Initial Borrowing Date, covering such matters incident to the transactions contemplated herein as the Lender may reasonably request.

     4A.7 Consummation of the Transactions.

     (a) The modifications to the estatutos sociales of Gener approved at the meeting of the Gener shareholders on December 12, 2000 shall have been legalized
(ii) the Remate shall have occurred and (iii) the Aviso de Fecha de Remate shall have been published in El Mercurio, establishing the date of settlement of the Remate, which shall be no later than one Chilean Business Day after the Initial Borrowing Date.

     (b) AES shall have, directly or indirectly, contributed at least US$448,214,583.39 in cash ("Equity Contribution A") to the Borrower in the Borrower Collection Account and (ii) the Borrower shall have irrevocably instructed that the full amount of such contribution be applied in accordance with the Tranche A Irrevocable Instructions.

     (c) AES shall have, directly or indirectly, contributed at least
10,069,716 shares of AES common stock, par value $0.01 per share (the "AES Shares") as have in the aggregate a fair market value of at least US$521,309,197 into the Mercury Cayman III Collection Account.

     (d) The Lender shall have received true and correct copies of all material documents entered into in connection with the Remate and the Tender Offer and all of the terms and conditions of such material documents as well as the structure of the Remate and any amendment to the Tender Offer, shall be in form and substance reasonably acceptable to the Lender.

     (e) The Lender shall have received such additional evidence, in form, scope and substance reasonably satisfactory to it, as may be reasonably requested that the matters set forth in Section 4A.7(a) through (e) shall have been satisfied as of the Initial Borrowing Date.

     4A.8 Capital Structure. AES shall directly own 100% of the capital stock of the Borrower. The Borrower shall own directly 100% of the capital stock of each of Inversiones Zapallar, Mercury Cayman II and Mercury Cayman III. Inversiones Zapallar shall own directly 100% of the capital stock of Mercury Cayman I. Mercury Cayman II shall own directly 100% of the capital stock of Inversiones CYC. Inversiones CYC shall own directly 100% of the capital stock of Inversiones OEA Limitada. Inversiones OEA shall own directly 100% of the capital stock of Inversiones Cachagua.

The pro forma consolidated capital structure of the Credit Parties, after giving effect to the transactions contemplated hereby (except those contemplated by the Stock Pledge Agreements), shall be as set forth in Schedule 5.15 and shall be consistent with the foregoing and otherwise satisfactory to the Lender. The legal and capital structure of the Credit Parties and Gener shall not differ in any material respect from the description of such structure provided to the Lender as of the Effective Date. All agreements relating to such legal and capital structure, and all organizational documents (including the estatutos sociales) of the Credit Parties, Gener and each of their respective Subsidiaries shall be reasonably satisfactory to the Lender.

     4A.9 Adverse Change. (i) None of the Credit Parties, Gener or any of their respective Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Lender, has had or could reasonably be expected to have a Material Adverse Effect; both before and after giving effect to the transactions contemplated hereby, there shall not have been since December 31, 1999, in the sole judgment of the Lender, any change, or any development involving a prospective change, which could reasonably be expected to have a Material Adverse Effect; (ii) trading in securities generally on the Santiago Stock Exchange shall not have been suspended and minimum or maximum prices shall not have been established on any such exchange; (iii) a banking moratorium shall not have been de clared by New York, United States, European Union, Cayman Islands or Chilean authorities; and (iv) there shall not have occurred (A) an outbreak or escalation of hostilities between the United States, the Cayman Islands or Chile and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, the Cayman Islands or Chile or any other national or international calamity or emergency, or (C) any material change in the financial markets (including, without limitation, market conditions for securities of or loan transactions involving Latin American or Chilean issuers or borrowers) of the United States or Chile which, in the reasonable judgment of the Lender, makes it impracticable to proceed with the consummation of the transactions contemplated hereby or materially adversely affects the syndication of the Bridge Loans.

     4A.10 Governmental and Other Approvals. All necessary corporate, governmental (domestic and foreign) and third party approvals and/or consents, if any, in connection with the Remate, the Tender Offer, the Inversiones OEA Facility or the other transactions contemplated hereby, the Bridge Loans and the Credit Documents or otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of Remate, the Tender Offer, the Inversiones OEA Facility or the other transactions contemplated hereby or the Bridge Loans or the transactions contemplated by the Credit Documents. There shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Remate, the Tender Offer, the Inversiones OEA Facility or the other transactions contemplated by the Credit Documents.

     4A.11 Litigation. There shall be no actions, suits or proceedings (governmental or other) pending or, to the knowledge of any Credit Party, threatened (i) that is material with respect to the Remate, the Tender Offer, the Inversiones OEA Facility or the other transactions contemplated hereby, the Bridge Loans or any Credit Document or (ii) which the Lender sha ll determine, in its reasonable judgment, could reasonably be expected to have a Material Adverse Effect.

     4A.12 Stock Pledge Agreements. (a) The Borrower shall have duly authorized, executed and delivered a share mortgage in a form to be agreed prior to the Initial Borrowing Date pledging the share capital of Mercury Cayman III, (b) the Borrower shall have duly authorized, executed and delivered a share mortgage, pledging the share capital of Mercury Cayman II, (c) Inversiones Zapallar shall have duly authorized, executed and delivered a share mortgage, pledging the share capital of Mercury Cayman I, (d) Mercury Cayman II shall have duly authorized, executed and delivered a share mortgage, pledging the share capital of Mercury Cayman I, (e), Inversiones Cachagua shall have duly authorized, executed and delivered a stock pledge agreement (Contrato de Prenda sobre Acciones), in a form to be agreed prior to the Initial Borrowing Date and (f) Mercury Cayman III shall have duly authorized, executed and delivered a stock pledge agreement (Contrato de Prenda sobre Acciones), in a form to be agreed prior to the Ini tial Borrowing Date (each, as amended, modified or supplemented from time to time, a "Stock Pledge Agreement"), and shall have delivered to the Secured Party, as Secured Party thereunder, all of the Pledged Securities referred to therein and owned by such Person, together with satisfactory evidence of all annotations in the stock registry books or registers of mortgages and charges, as applicable, of the issuers of the Pledged Securities and all other annotations necessary to grant a first priority lien on the Pledged Securities; provided, however, that to the extent that the Post-Closing Collateral Conditions expressly permit any of the preceding actions to be taken at a time later than that specified in this paragraph, such later time shall apply.

     4A.13 Inversiones OEA Facility. Inversiones OEA shall have duly authorized, executed and delivered the Senior Secured Bridge Credit Agreement, substantially in the form of Exhibit C hereto.

     4A.14 Cayman Loan Agreement. Inversiones OEA and the Cayman Lender shall have duly executed and delivered the Cayman Loan Agreement in a form to be agreed prior to the Initial Borrowing Date and (in the case of Inversiones OEA) the related note.

     4A.15 Collection Accounts. (a) Each of the Borrower, Mercury Cayman I, Mercury Cayman II, Mercury Cayman III, the Secured Party and the BT Securities Intermediary shall have duly authorized, executed and delivered a Collection Account Security Agreement in a form to be agreed prior to the Initial Borrowing Date (the "BT Collection Account Security Agreement "); (b) each of Inversiones Zapallar, Inversiones CYC, Inversiones OEA, Inversiones Cachagua, the Secured Party and the DB Securities Intermediary shall have duly authorized, executed and delivered a Collection Account Security Agreement in a form to be agreed prior to the Initial Borrowing Date (the "DB Collection Account Security Agreement " and, together with the BT Collection Account Security Agreement, the "Collection Account Securities Agreements"); (c) each of the Borrower, Mercury Cayman I, Mercury Cayman III, Mercury Cayman III, the Secured Party and the BT Securities Intermediary shall have duly authorized, executed and delivered a Control and Consent Acknowledgment Agreement in a form to be agreed prior to the Initial Borrowing Date (the "BT Control and Consent Acknowledgment and Agreement "); and (d) each of Inversiones Zapallar, Inversiones CYC, Inversiones OEA, Inversiones Cachagua, the Secured Party and the DB Securities Intermediary shall have duly authorized, executed and delivered a Control and Consent Acknowledgment Agreement in a form to be agreed prior to the Initial Borrowing Date (the "DB Control and Consent Acknowledgment and Agreement" and, together with the BT Control and Consent Acknowledgment and Agreement, the "Control and Consent Acknowledgments and Agreements").

     4A.16 Security Agreement. Inversiones CYC shall have duly authorized executed and delivered a security agreement, in a form to be agreed prior to the Initial Borrowing Date, pledging to the Secured Party all of its rights under the Hedging Agreement (the "Hedging Pledge Agreement"), and shall have delivered all other documents and filings reasonably requested by the Secured Party to grant the Secured Party a first priority lien over such rights.

     4A.17 Financial Statements; Projections. The Lender shall have received true and correct copies of the financial statements and projections referred to in Section 5.6, which historical financial statements and projections shall be in form and substance reasonably satisfactory to the Lender.

     4A.18 Existing Indebtedness, Liens and Other Obligations. The Credit Parties shall have no Indebtedness or preferred stock outstanding other than pursuant to the Credit Documents and the other Indebtedness listed on Schedule
4.18. The assets of the Credit Parties shall be subject to no Lien other than Liens created pursuant to the Security Documents. The Credit Parties shall have no contractual or other obligations other than pursuant to the Credit Documents and the other obligations listed on Schedule 4.18.

     4A.19 Compliance with Applicable Law. The Lender and its counsel shall be reasonably satisfied that the consummation of the transactions contemplated hereby and the funding of the Bridge Loans shall be in compliance with all applicable law. There shall not have been any statute, rule, regulation, injunction or order applicable to any of the transactions contemplated hereby or the Bridge Loans, promulgated, enacted, entered or enforced by any Governmental Authority, nor shall there be pending any action or proceeding by or before any such Governmental Authority that would prohibit, restrict, delay or otherwise materially affect the transactions contemplated by this Agreement or any other Credit Document.

     4A.20 Payment of Fees. The Borrower shall have paid to the Lender all Fees, costs and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Lender to the extent then due.

     4A.21 Consent Letter. The Lender shall have received a letter from CT Corporation System (the "Consent Letter"), presently located at 111 Eighth Avenue, New York, New York 10011, in a form to be agreed prior to the Initial Borrowing Date, indicating its consent to its appointment by each of the Credit Parties as their agent to receive service of process as specified in Section 12.7(a) of this Agreement.

     4A.22 Central Bank Approval. On or prior to the Effective Date, the Lender shall have received evidence satisfactory to it that the terms of the Inversiones OEA Facility has been registered and approved by the Central Bank of Chile.

     4A.23 Inter-Company Notes. (a) Mercury Cayman I shall have duly authorized, executed and delivered an inter-company note payable to the Borrower in the amount of $224,007,291.69 in a form to be agreed prior to the Initial Borrowing Date (the "Mercury Cayman I Note") and (b) Inversiones OEA shall have duly authorized, executed and delivered an inter-company note payable to the Borrower in the amount of $400,000,000 in a form to be agreed prior to the Initial Borrowing Date (the "Inversiones OEA Note" and, together with the Mercury Cayman I Note, the "Inter-Company Notes").

     4A.24 Pledge of Inter-Company Notes. The Borrower shall have duly authorized, executed and delivered a pledge agreement in a form to be agreed prior to the Initial Borrowing Date pledging the Inter-Company Notes (the "Inter-Company Note Pledge Agreement"), and shall have delivered to the Secured Party, as Secured Party thereunder, the Inter-Company Notes, together with allonges or other transfer certificates executed in blank by the Borrower.

     4A.25 Fianza Solidaria. Inversiones Cachagua shall have duly authorized, executed and delivered a fianza solidaria in a form to be agreed prior to the Initial Borrowing Date (the "Fianza Solidaria").

     4A.26 Other Documents. The Lender shall have received such other agreements, certificates or documents as the Lender shall reasonably request.

     The acceptance of the benefits of the Borrowing of the Tranche A Bridge Loan shall constitute a representation and warranty by each of the Credit Parties to the Lender that all the conditions specified in this Section 4A exist as of such time (except to the extent that any of such conditions are required to be satisfactory to or determined by the Lender and except to the extent waived by the Lender). All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 4A, unless otherwise specified, shall be delivered to the Lender at its Notice Office and shall be in form and substance reasonably satisfactory to the Lender.

     SECTION 4B. Conditions Precedent to the Tranche B Borrowing. The obligation of the Lender to make the Tranche B Bridge Loan on the Tranche B Borrowing Date is subject, at the time of the making of such Borrowing (the "Tranche B Borrowing Date"), to the satisfaction of the following conditions:

     4B.1 Execution of Tranche B Note. If requested by the Lender, there shall have been delivered to the Lender a Tranche B Note under Section 1.1(f)(ii).

     4B.2 No Default; Representations and Warranties. On the Tranche B Borrowing Date and also after giving effect to the transactions contemplated hereby and the Tranche B Bridge Loans made on the Tranche B Borrowing Date, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Tranche B Borrowing Date.

     4B.3 Notice of Borrowing. The Lender shall have received a Notice of Borrowing, duly executed by the Borrower and meeting the requirements of Section 1.1(c).

     4B.4 Tranche B Irrevocable Instruction. The Lender shall have received a Tranche B Irrevocable Instruction, duly executed by each of the Borrower, Mercury Cayman II, Inversiones CYC, Inversiones OEA and Inversiones Cachagua and meeting the requirements of Section 1.1(d).

     4B.5 Consummation of the Transactions.

     (a) AES shall have directly or indirectly contributed at least US$16,350,000 in cash ("Equity Contribution B") to the Borrower in the Borrower Collection Account and (ii) the Borrower shall have irrevocably instructed that the full amount of such contribution be applied in accordance with the Tranche B Irrevocable Instruction.

     (b) The Remate shall have been consummated and Inversiones Cachagua shall own the Gener shares acquired in the Remate subject to no Lien other than Liens created pursuant to the Security Documents.

     (c) The Tender Offer shall have been consummated.

     (d) The Share Exchange shall have been consummated.

     (e) The ADS Share Conversion shall have been consummated.

     (f) The Lender shall have received such additional evidence, in form, scope and substance reasonably satisfactory to it, as may be requested that the matters set forth in Section 4B.5(a) through (e) shall have been satisfied as of the Tranche B Borrowing Date.

     4B.6 Gener Stock Pledge Agreements. (a) Inversiones Cachagua shall have duly authorized, executed and delivered a stock pledge agreement (Contrato de Prenda sobre Acciones), in a form to be agreed prior to the Initial Borrowing Date; and (b) Mercury Cayman III shall have duly authorized, executed and delivered a stock pledge agreement (Contrato de Prenda sobre Acciones), in a form to be agreed prior to the Initial Borrowing Date (each, as amended, modified or supplemented from time to time, a "Gener Stock Pledge Agreement"), and shall have delivered to the Secured Party, as Secured Party thereunder, all of the Pledged Securities referred to therein and owned by such Person, together with satisfactory evidence of all annotations in the stock registry books of the issuers of the Pledged Securities and all other annotations necessary to grant a first priority lien on the Pledged Securities.

     4B.7 Cayman Acquisition Value. The Lender shall have received a certificate (the "Acquisition Value Certificate") from the Borrower no less than one Business Day prior to the Tranche B Borrowing Date, signed by the President or any Vice President of the Borrower, certifying (i) the number of ADS Shares acquired by Mercury Cayman III in the Stock Exchange, (ii) the number of AES Shares, ADS Shares and/or Gener Shares expected to be held by Mercury Cayman III on the Tranche B Borrowing Date together with the fair market value of each such category of shares, (iii) the fair market value of Mercury Cayman III as of the Tranche B Borrowing Date, (iv) the purchase price to be paid to the Borrower for Mercury Cayman III in the Cayman Acquisition (the "Cayman Acquisition Price") and (v) the number of dollars in excess of the proceeds of the Inversiones OEA Facility reasonably required to fund the Cayman Acquisition (the "Cayman Acquisition Funding Requirement"). The Acquisition Value Certificate shall be in for m, scope and substance reasonably satisfactory to the Lender. The Lender shall have received such additional evidence, in form, scope and substance reasonably satisfactory to it, as may be requested that the information set forth in the Acquisition Value Certificate is true, complete and correct in all material respects.

     4B.8 Conditions Precedent to the Initial Borrowing. All of the conditions specified in Section 4A shall exist as of the Tranche B Borrowing Date (except to the extent that any of such conditions are required to be satisfactory to or determined by the Lender except to the extent waived by the Lender).

     4B.9 Other Documents. The Lender shall have received such other agreements, certificates or documents as the Lender shall reasonably request.

     The acceptance of the benefits of the Borrowing of the Tranche B Bridge Loan shall constitute a representation and warranty by each of the Credit Parties to the Lender that all the conditions specified in this Section 4B exist as of such time (except to the extent that any of such conditions are required to be satisfactory to or determined by the Lender and except to the extent waived by the Lender). All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Lender at its Notice Office and shall be in form and substance reasonably satisfactory to the Lender.

     SECTION 5. Representations, Warranties and Agreements. In order to induce the Lender to enter into this Agreement and to make the Bridge Loans provided for herein, each of the Credit Parties makes the following representations, warranties and agreements as of the Effective Date (in each case both before and after giving effect to the Remate, the Tender Offer and the other transactions contemplated hereby and the making of the Bridge Loans hereunder), all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Bridge Loans (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); provided that each such represen tation, warranty and agreement with respect to Gener and its Subsidiaries is made to the best knowledge of each Credit Party:

     5.1. Corporate Status. Each Credit Party and each of its Subsidiaries (i) is a duly organized and validly existing limited liability company or corporation, as the case may be, in good standing (to the extent such concept is relevant in such jurisdiction) under the laws of the jurisdiction of its organization or incorporation, (ii) has the corporate power and authority to own its property and assets, to lease the property it operates as lessee and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.2. Corporate Power and Authority. Each Credit Party has the corporate power and authority, and the legal right, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each Credit Document to which it is a party, and each such Credit Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     5.3. No Immunity. Neither the Borrower nor any other Credit Party nor any of their respective properties has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction. The execution and delivery of the Credit Documents by the Borrower and the other Credit Parties and the performance by them of their obligations thereunder constitute commercial transactions.

     5.4. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than pursuant to the Security Documents) upon any of the property or assets of such Credit Party and its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (ii) will violate any provision of the certificate of incorporation or bylaws (estatutos sociales) or equivalent organizational or other charter documents of such Credit Party or any of its Subsidiaries.

     5.5. Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (i) those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the date of each Credit Event and
(ii) the Post-Closing Collateral Actions) or exemption by, any Governmental Authority, or any subdivision thereof or any other Person, is required to authorize, or is required in connection with, (A) the execution, delivery and performance of any Credit Document, (B) the legality, validity, binding effect or enforceability of any such Credit Document, (C) the ability of the Borrower to obtain Dollars to pay its obligations under this Agreement punctually in Dollars and to apply such Dollars to the satisfaction of its obligations hereunder in accordance with the terms, or (D) the admissibility of this Agreement in evidence in the courts of the Cayman Islands or Chile, except that in order for this Agreement to be admissible in evidence in judicial proceedings in a Chilean Court, this Agreement would first have to be translated into the Spanish language by a licensed public translator who certifies as to the accuracy thereof, unless executed in Spanish by all the parties thereto (which procedure could be carried out in relation to any document at any time prior to such document being admitted as evidence in a proceeding held in Chilean courts).

     5.6. Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.

     (a) The audited consolidated balance sheets of Gener and its Subsidiaries for the Applicable Fiscal Years and the related statements of income, cash flows and shareholders' capital of Gener and its Subsidiaries, copies of which have been furnished to the Lender prior to the Initial Borrowing Date, (i) have been audited by Arthur Andersen, (ii) have been prepared in accordance with Chilean GAAP consistently applied throughout the periods covered thereby, and (iii) (on the basis disclosed in the footnotes to such financial statements) present fairly, in all material respects, the combined financial condition, results of operations and cash flows of Gener and its Subsidiaries for financial condition, results of operations and cash flows of Gener and its Subsidiaries for the periods covered thereby. The unaudited interim consolidated balance sheets of the Gener and its Subsidiaries as at the end of, and the related unaudited interim combined statements of income and of cash flows for, the nine-month period ended September 30, 2000 have heretofore been furnished to the Len der. During the period from September 30, 2000 to and including the Effective Date, there has been no sale, transfer or other disposition by Gener and its Subsidiaries of any material part of the business or property of the Gener and its Subsidiaries and no purchase or other acquisition by Gener or its Subsidiaries of any business or property (including any capital stock of any other Person) material in relation to the combined financial condition of Gener and its Subsidiaries, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lender on or prior to the Effective Date.

     (b) The pro forma financial information set forth on Schedule 5.6(b) (the "Pro Forma Financial Statements") accurately describes the financial condition of the Borrower and its consolidated Subsidiaries (excluding Gener and its Subsidiaries) after giving effect to (i) the consummation of the Remate and the Cayman Acquisition, (ii) the making of the Tranche A Bridge Loans to be made on the Initial Borrowing Date in an aggregate principal amount of not more than US$400,000,000, (iii) the making of the Tranche B Bridge Loans to be made on the Tranche B Borrowing Date in an aggregate principal amount of not more than US$0, (iv) the making of the loans under the Inversiones OEA Facility, and (v) the payment of estimated fees, expenses, financing costs and settlement of intercompany accounts related to the transactions contemplated hereby and thereby. The Pro Forma Financial Statements were prepared in good faith on the basis of reasonable estimates.

     (c) Since September 30, 2000, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

     (d) On and as of the date of each Credit Event and after giving effect to the transactions contemplated hereby and the Bridge Loans being incurred or assumed and Liens created by the Credit Parties, (i) the sum of the tangible and intangible assets, at a fair valuation, of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their debts; (ii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; (iii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their business; and (iv) none of the Borrower, on a stand-alone basis, nor the Borrower and its Subsidiaries, taken as a whole, will be in "cesacion de pagos" as such term is construed under Chilean law. The amount of contingen t liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     (e) There were, as of the date of such Credit Event, no liabilities or obligations with respect to any Credit Party or any of its Subsidiaries and Gener and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) other than those which are in the ordinary course of its business and consistent with past practice and which, either individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the date of each Credit Event, none of the Credit Parties knows of any basis for the assertion against it or any of its Subsidiaries or Gener and its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Sections 5.6(a) and (b) other than those which are in the ordinary course of its business and consistent with past practice and which, either individually or in the aggregate, could not reasonably be expected to have a Mater ial Adverse Effect.

     (f) On and as of the date of each Credit Event, the projections delivered to the Lender prior to the date of such Credit Event have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the projections which are based upon or include information known to any Credit Party to be misleading in any material respect or which fail to take into account material information known to such Credit Party regarding the matters reported therein. On the date of each Credit Event, each Credit Party believes that the projections are reasonable and attainable, it being recognized by the Lender, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections may differ from the projected results and that the differences may be material.

     5.7. Ranking. The obligations under the Bridge Loans and the Credit Documents constitute unconditional and unsubordinated Indebtedness of the Credit Parties and rank and will rank at least pari passu in priority of payment and in all other respects with all other present and future unsubordinated Indebtedness of the Credit Parties.

     5.8. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower or the Principal Guarantor, threatened (i) that is material with respect to the Remate, the Tender Offer, the Cayman Acquisition or the other transactions contemplated hereby, the Bridge Loans or any Credit Document or
(ii) that could reasonably be expected to have a Material Adverse Effect.

     5.9. True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Lender (including, without limitation, all information contained in the Credit Documents but excluding the projections referred to in the next sentence) for purposes of or in connection with this Agreement, the Credit Documents, or any transaction contemplated herein or therein is, true and accurate in all material respects on the date as of which such information is dated or certified and as of the date of this Agreement and each date that this representation is deemed to be made hereunder and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information furnished by any Credit Party to the Lender pursuant to this Agreement have been prepared i n good faith based on assumptions believed by such Credit Party to be reasonable at the time made, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Credit Party, however, makes any representation as to the ability of any Credit Party or any of their Subsidiaries to achieve the results set forth in any such projections.

     5.10. Use of Proceeds; Margin Regulations.

     (a) All proceeds of the Tranche A Bridge Loans will be used by the Borrower to fund an advance to Inversiones OEA pursuant to the Inversiones OEA Note and used by Inversiones OEA to fund the acquisition of Gener Shares tendered in connection with the Remate.

     (b) All proceeds of the Tranche B Bridge Loans will be used by the Borrower to make an indirect capital contribution to Inversiones Cachagua for the purpose of funding the Cayman Acquisition.

     (c) Neither the making of any Bridge Loan, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve and no part of the Borrowing (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

     5.11. Tax Returns and Payments. Each Credit Party and each of its Subsidiaries has timely filed all income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due for the last two fiscal years, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements in accordance with GAAP. Each Credit Party and each of its Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of such Credit Party) for the payment of, all income taxes applicable for the last two fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Credit Party or Subsidiary, threatened, by any authority regarding any taxes relating to such Credit Party or any of its Subsidiaries. No Credit Par ty or any Subsidiary of a Credit Party has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of such Credit Party or any Subsidiary, or is aware of any circumstances that would cause the taxable years or other taxable periods of such Credit Party or any Subsidiary not to be subject to the normally applicable statute of limitations.

     5.12. Employee Benefit Plans. Each Credit Party and each of its Subsidiaries is in compliance in all material respects with its respective obligations relating to all employee benefit plans established, maintained or contributed to by it, as required by law, and does not have outstanding any material liabilities with respect to any such employee benefit plans.

     5.13. Security Interests. Each Stock Pledge Agreement and each Gener Stock Pledge Agreement (upon completion of the Post-Closing Collateral Actions) will create, as security for the Obligations, a valid and enforceable perfected security interest in all of the Collateral described therein in favor of the Lender and its assignees, superior and prior to the rights of all third Persons and subject to no Liens other than as provided in such Security Document. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created under the Stock Pledge Agreements or the Gener Stock Pledge Agreements other than those completed on or prior to the Initial Borrowing Date and the Post-Closing Collateral Actions. The Inter-Company Note Pledge Agreement will create, as security for the Obligations, a valid and enforceable and (upon delivery to and continued possession by the Lender of the Inter-Company Notes) perfected security interest in all of the Collateral described therein in favor of the Lender, superior and prior to the rights of all third Persons and subject to no Liens other than as provided in such Security Document. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created under the Inter-Company Note Pledge Agreement. The Fianza Solidaria will create, as security for the Obligations, a valid and enforceable guaranty with respect to all of the Collateral described therein in favor of the Lender and its assignees. Upon the execution of the Collection Account Security Agreements, the crediting to each Collection Account of any Pledged Collateral constituting security entitlements and the execution of the Control and Consent Acknowledgment and Agreement, the pledge of such security entitlements pursuant to the Collection Account and Security Agreements creates in favor of the Collateral Agent a valid and perfected interest in such Pledged Collateral. The Hedging Pledge Agreement creates, as security for the Obligations, a valid and enforceable security interest in all of the Collateral described therein in favor of the Lender, sup erior and prior to the rights of all third Persons and subject to no Liens other than as provided in such Security Document. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created under the Security Documents other than those completed on or prior to the Initial Borrowing Date and the Post-Closing Collateral Actions.

     5.14. Properties. Each Credit Party and each of its Subsidiaries has good and marketable title to all material properties owned by it, including all property reflected in the balance sheets referred to in Section 5.6(a) and (b) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens. Each Credit Party and each of its Subsidiaries holds all material licenses, certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated by it. There are no actual, or, to the knowledge of any Credit Party, threatened or alleged defaults which, either individually or in the aggregate, could have a Material Adverse Effect with respect to any leases of real property under which any Credit Party or its Subsidiaries is lessor or lessee.

     5.15. Capitalization.

     (a) The authorized capital stock of the Borrower is described in Schedule 5.15(a), and the number of shares indicated in Schedule 5.15(a) are owned by AES free and clear of any Liens (other than Liens created by the Security Documents). All outstanding shares of capital stock of the Borrower have been duly and validly issued, and are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     (b) The authorized and outstanding capital stock or other equity interests, as applicable, jurisdiction of incorporation and name of each direct or indirect Subsidiary of the Borrower which is a Credit Party is as set forth on Schedule
5.15. All outstanding shares of capital stock, or other equity interests, as applicable, of each such company have been duly and validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Person or Persons identified as the owner thereof on Schedule 5.15 free and clear of any Liens (other than the Liens created by the Security Documents or pursuant to any agreements entered into in connection with the transactions contemplated in this Agreement). No such company has outstanding any securities convertible into or exchangeable for such company's capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such company's capital stock.

     5.16. Compliance with Statutes, etc. Each Credit Party and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Credit Parties or their Subsidiaries is in violation of its certificate of incorporation or bylaws (or similar organizational document) or in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other materia l agreement, contract or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject, except, in each case, for any such breach, default, violation or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.17. Investment Company Act. No Credit Party is an "investment company" or a company "controlled" by an "investment company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

     5.18. Public Utility Holding Company Act. No Credit Party or any Subsidiary thereof is a "holding company" subject to registration under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), or is a "subsidiary company" or an "affiliate" of such a "holding company" within the meaning of PUHCA.

     5.19. Environmental Matters. Each Credit Party and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance in all material respects with, all applicable environmental laws and all requirements of any permits issued under such environmental laws. There are no pending or, to the best knowledge of such Credit Party or Subsidiary, threatened environmental claims against any Credit Party or any Subsidiary of a Credit Party (including any such claim arising out of the ownership or operation by such Credit Party or Subsidiary of any real property no longer owned or operated by such Credit Party or Subsidiary) or any real property owned or operated by any Credit Party or any Subsidiary of a Credit Party. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of any Credit Party or any Subsidiary of a Credit Party, or any real property owned or operated by any Credit Party or any Subsidiary of a Credit Party (including any real property formerly owned or operated by such Credit Party or Su bsidiary but no longer owned or operated by such Credit Party or Subsidiary) or any property adjoining or adjacent to any such real property that could be expected (i) to form the basis of an environmental claim against such Credit Party or Subsidiary or any real property owned or operated by any Credit Party or any Subsidiary of a Credit Party or (ii) to cause any real property owned or operated by such Credit Party or Subsidiary to be subject to such restrictions on the ownership, occupancy or transferability of such real property by such Credit Party or Subsidiary under any applicable environmental law which are reasonably likely to have a Material Adverse Effect.

     5.20. Labor Relations. No Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of any Credit Party or any Subsidiary of a Credit Party, threatened against such Credit Party or any of its Subsidiaries, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of any Credit Party, threatened against such Credit Party or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of any Credit Party, threatened against such Credit Party or any of its Subsidiaries and (ii) to the best knowledge of any Credit Party, no union representation questi on existing with respect to the employees of such Credit Party or any of its Subsidiaries and, to the best knowledge of any Credit Party, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (ii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

     5.21. Patents, Licenses, Franchises and Formulas. Each Credit Party and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of such Credit Party or Subsidiary, no claim is pending that any Credit Party or any Subsidiary of a Credit Party infringes upon the asserted rights of any other Person under any intellectual property, except for claims which could not, individually or in the aggregate, reasonably be expected to have a Mater ial Adverse Effect. To the best knowledge of such Credit Party or Subsidiary, no claim is pending that such intellectual property owned or licensed by any Credit Party or any Subsidiary of a Credit Party or which such Credit Party or Subsidiary otherwise has the right to use is invalid and unenforceable, except for claims which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated hereby will not alter or impair any rights of any Credit Party or any Subsidiary of a Credit Party to use any intellectual property in a way that would, individually or in the aggregate, have a Material Adverse Effect. All intellectual property is free and clear of all Liens, except such Liens as would not, individually or in the aggregate, have a Material Adverse Effect and Liens created by the Security Documents. Neither the Borrower nor the Principal Guarantor owns or licenses any material trademarks.

     5.22. Transactions. At the time of consummation of each of the Remate, the Tender Offer, the Share Exchange, the Share Conversion, the Cayman Acquisition and the other transactions contemplated hereby, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Governmental Authorities required in order to make or consummate the Remate, the Tender Offer, the ADS Share Exchange, the ADS Share Conversion, the Cayman Acquisition or the other transactions contemplated hereby were obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Remate, the Tender Offer, the Share Exchange, the ADS Share Conversion, the Cayman Acquisition or the other transactions contemplated hereby.

Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the transactions contemplated hereby or the performance by any Credit Party of its obligations under the Credit Documents to which it is party. All actions taken by each Credit Party pursuant to or in furtherance of the transactions contemplated hereby were taken in all material respects in compliance with the respective Credit Documents and all applicable laws.

     5.23. Fees and Enforcement. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents (except for fees and stamp taxes in respect of this Agreement). Under the laws of Chile and the Cayman Islands, the choice of the laws of the State of New York as set forth in the Credit Documents that are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and appointment by each Credit Party of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

     5.24. Form of Documentation. Each of the Credit Documents is in proper legal form under the laws of Chile, the Cayman Islands and the United States for the enforcement thereof under such laws.

     5.25. Payment of Additional Amounts.

     (a) Each of the Credit Parties is permitted under applicable law to pay any additional amounts payable under Section 3.5 as will result in receipt by the Lender of such amounts as would have been received by the Lender had no such additional amounts been required to have been paid.

     (b) Other than as set forth on Schedule 5.25, as of the Effective Date, no withholding or other taxes are required to be paid in respect of, or deducted from, any payment required to be made by the Borrower or any other Credit Party under this Agreement, the Notes, or any other Credit Document.

     5.26. Fictitious Business Names. No Credit Party has used any corporate or fictitious name, other than the corporate name shown on its governing documents.

     5.27. Indebtedness. The Credit Parties do not have any Indebtedness or preferred stock outstanding other than pursuant to the Credit Documents and the other Indebtedness listed on Schedule 4.18. The assets of the Credit Parties are not subject to any Lien other than Liens created pursuant to the Security Documents. The Credit

Parties have no contractual obligations other than pursuant to the Credit Documents and the other obligations listed on Schedule 4.18.

     5.28. Hedging Transaction. (a) the Inversiones OEA has entered into the Liquidacion Compra/Venda Transaccion Spot, dated as of December 29, 2000, with The Chase Manhattan Bank Chile Branch (the "Hedging Counterparty") (such agreement, the "Hedging Agreement") providing for the conversion of Dollars held in the Inversiones OEA NY Collection Account into Pesos with an equivalent value, (b) such conversion of Dollars into Pesos will take place on the Initial Borrowing Date and (c) the Hedging Agreement is subject to only customary terms and conditions, including simultaneous delivery of Pesos into the Inversiones OEA Chile Collection Account at the time of the delivery of Dollars in exchange for such Pesos.

     SECTION 6. Affirmative Covenants. The Credit Parties hereby covenant and agree that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Bridge Loans and the Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

     6.1. Information Covenants. The Borrower will furnish to the Lender:

     (a) Notice of Default or Litigation. Promptly upon, and in any event within five Business Days after, the principal executive officer or the principal financial officer of any Credit Party or any Restricted Subsidiary thereof obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against any Credit Party or any Restricted Subsidiary of a Credit Party which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of any Credit Party or any Restricted Subsidiary of a Credit Party or (z) with respect to any Credit Document.

     (b) Notice of Material Adverse Effect. Promptly after obtaining knowledge thereof, written notice of the occurrence of any Material Adverse Effect or any event or condition which could reasonably be expected to result in any Material Adverse Effect.

     (c) Other Reports and Filings. Promptly after the filing or delivery thereof (unless previously delivered pursuant to another provision hereof), copies of all material financial information, if any, which any Credit Party, Gener or their Subsidiaries shall publicly file with any Governmental Authority (including, without limitation, the United States Securities and Exchange Commission and any Chilean securities authority) or with any international or national securities exchange (including, without limitation, the New York or American Stock

   Exchange and the Santiago Stock Exchange) or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness.

     (d) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to any Credit Party or any Subsidiary of a Credit Party as the Lender may reasonably request.

     6.2. Books, Records and Inspections. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with applicable generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the Lender to visit and inspect, under guidance of officers of such Credit Party or such Restricted Subsidiary, any of the properties of such Credit Party or such Restricted Subsidiary, and to examine the books of account of such Credit Party or such Restricted Subsidiary and discuss the affairs, finances and accounts of such Credit Party or such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants (provided that the Borrower shall be per mitted to attend any meeting with such accountants), all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Lender may reasonably request.

     6.3. Maintenance of Property. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, (i) keep all property necessary to its business in reasonably good working order and condition, ordinary wear and tear excepted, in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which such Credit Party or any of its Restricted Subsidiaries operates, (ii) maintain insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which such Credit Party or any of its Restricted Subsidiaries operates, and (iii) furnish to the Administrative Agent, upon written request, reasonable information as to the insurance carried.

     6.4. Corporate Existence and Franchises. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, do or cause to be done, all reasonable things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents.

     6.5. Compliance with Statutes. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.6. Compliance with Environmental Laws. Each Credit Party will comply, and will cause each of its Restricted Subsidiaries to comply, in all respects with all environmental laws applicable to the ownership or use of its real property now or hereafter owned or operated by such Credit Party or any of its Restricted Subsidiaries (except to the extent that any failure so to comply could not reasonably be expected to have a Material Adverse Effect), will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such real property free and clear of any Liens imposed pursuant to such environmental laws.

     6.7. Employee Benefit Plans. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, comply fully and timely with all its obligations relating to all employee benefit plans established, maintained or contributed to by it, except such non-compliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.8. End of Fiscal Years and Fiscal Quarters. No Credit Party will, and each will ensure that none of their respective Restricted Subsidiaries will, change the date of the end of its fiscal year.

     6.9. Performance of Obligations. Each of the Credit Parties will, and will cause each of its Restricted Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Credit Party will perform all such actions as are necessary to ensure the validity of the Guaranty of each Guarantor.

     6.10. Payment of Taxes. Each of the Credit Parties will pay and discharge, and will cause each of its Restricted Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 7.1(i); provided that none of the Credit Parties nor any of its Restricted Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

     6.11. Further Assurances.

     (a) Each of the Credit Parties will, and (to the extent applicable) will cause Gener to, at their expense, (i) make, execute, endorse, acknowledge, file and/or deliver to the Secured Party from time to time such assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Secured Party may reasonably require and (ii) complete the Post-Closing Collateral Actions promptly after the Initial Borrowing Date, but in any event no later than three Business Days after the Initial Borrowing Date (except to the extent that Schedule 4.11 clearly indicates that such actions are on-going requirements that cannot be completed until a later date). Furthermore, such Person will cause to be delivered to the Secured Party such opinions of counsel and other related documents as may be reasonably requested by the Lender to assure itself that this Section 6.11 has been complied with.

     (b) Each of the Credit Parties agrees that each action required by this
Section 6.11 shall be completed as soon as possible, but in no event later than
(i) with respect to actions required pursuant to Section 6.11(a), 5 days (or such longer period as may be agreed by the Lender) after such action is requested to be taken by the Lender or (ii) with respect to actions required to be taken under clause (c) of this Section 6.11, as required pursuant to the terms of such sections; provided that, in no event will any Credit Party be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 6.11.

     (c) On the date of each relevant Credit Event, or, to the extent any of the following constitute Post-Closing Collateral Actions, on the applicable date therefor, each relevant Credit Party (i) shall record, or cause to be recorded, if necessary under applicable law, the pledge of its shares of capital stock under the Stock Pledge Agreements and/or the Gener Stock Pledge Agreements in the stock registry of the issuer of the Pledged Securities or in any other registry, if necessary, in the manner provided in such Security Documents, so as to evidence the perfection of the pledge of first priority purported to be granted thereby and shall provide to the Lender evidence thereof satisfactory to the Lender and (ii) shall give, or cause to be given, if necessary under applicable law, all notices, in form and substance satisfactory to the Secured Party and the Lender, by a notary public to all relevant Persons in the manner provided by the law applicable to the relevant Stock Pledge Agreement to perfect the Co llateral specified in the Stock Pledge Agreements with respect to third parties, and give, or cause to be given, all other notices, in each case in form and substance satisfactory to the Secured Party and the Lender, so as to evidence the creation and perfection of the first priority security interest purported to be created and perfected thereby and shall provide to the Lender evidence thereof satisfactory to the Lender.

     6.12. Cayman Loan. On the Initial Borrowing Date, Inversiones OEA will enter into the Cayman Loan Agreement in the original principal amount of $448,014,583.39.

     6.13. Pledge of ADS Shares. Mercury Cayman III shall cause all uncertificated ADS Shares acquired in connection with the Tender Offer and the Share Exchange to be immediately deposited into the Mercury Cayman III Collection Account. Mercury Cayman III shall pledge all certificated ADS Shares acquired in connection with the Tender Offer and shall immediately deliver to the Secured Party such certificated ADS Shares, together with stock powers executed in blank and all other instruments necessary to grant a first priority lien on such certificated ADS Shares.

     6.14. Pledge of Gener Shares. (a) On and after the settlement of the Remate, immediately upon the acquisition of any Gener Shares by Inversiones Cachagua, Inversiones Cachagua shall duly authorize, execute and deliver a stock pledge agreement (Contrato de Prenda sobre Acciones), in a form to be agreed prior to the Initial Borrowing Date, shall pledge all of the Gener Shares so acquired and shall immediately deliver to the Secured Party, as Secured Party thereunder, all of the Pledged Securities referred to therein and owned by such Person, together with satisfactory evidence of all annotations in the stock registry books of the issuers of the Pledged Securities and all other annotations necessary to grant a first priority lien on the Pledged Securities.

     (b) Immediately upon the acquisition of any Gener Shares by Mercury Cayman III, Mercury Cayman III shall duly authorize, execute and deliver a stock pledge agreement (Contrato de Prenda sobre Acciones), in a form to be agreed prior to the Initial Borrowing Date, shall pledge all of the Gener Shares so acquired and shall immediately deliver to the Secured Party, as Secured Party thereunder, all of the Pledged Securities referred to therein and owned by such Person, together with satisfactory evidence of all annotations in the stock registry books of the issuers of the Pledged Securities and all other annotations necessary to grant a first priority lien on the Pledged Securities.

     6.15. Repayment of Inversiones OEA Inter-Company Loan. Each of the Credit Parties shall cause Inversiones OEA to apply, and Inversiones OEA shall apply, immediately upon the receipt thereof, the proceeds of borrowings under the Inversiones OEA Facility to repay the principal amount of the Indebtedness of Inversiones OEA under the Inversiones OEA Inter-Company Note.

     6.16. Post-Closing Equity Contribution. Upon receipt of the repayment of the Inversiones OEA Inter-Company Note, the Borrower shall make the Post-Closing Equity Contribution.

     SECTION 7. Negative Covenants. The Credit Parties hereby covenant and agree that on and after the Effective Date and until the Bridge Loans and the Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

     7.1. Liens. The Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any item constituting Collateral except for the Lien of the Security Documents relating thereto and Permitted Liens. The Credit Parties will not directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of their property or assets (real or personal, tangible or intangible) (other than the Collateral), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Credit Parties or any of their Subsidiaries), or sell or assign any income or right in respect thereof or permit the filing of any notice of Lien under any similar recording or notice statute; provided, however, that the provisi ons of this Section 7.1 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens "):

     (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by GAAP;

     (ii) Liens created pursuant to the Security Documents; and

     (iii) the Lien of the Cayman Lender on the Cayman Deposit.

     Except with respect to specific property or assets encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 7.1, the Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, enter into any agreement on or after the Effective Date prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its property or assets, whether now owned or hereafter acquired, except pursuant to the Credit Documents.

     7.2. Consolidation, Merger, Purchase or Sale of Assets, etc. The Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, wind up, liquidate or dissolve their affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of their property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or of any Person (or agree to do any of the foregoing at any future time), except that:

     (i) the acquisition of Gener Shares in the Remate shall be permitted;

     (ii) the Tender Offer shall be permitted;

     (iii) the Share Exchange shall be permitted;

     (iv) the ADS Share Conversion shall be permitted;

     (v) the Inversiones OEA Note Repayment shall be permitted;

     (vi) the Cayman Acquisition shall be permitted so long as it occurs substantially simultaneously with the repayment in full of the Bridge Loans.

     7.3. Dividends. The Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, authorize, declare or pay any Dividends.

     7.4. Indebtedness. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, contract, create, incur, assume or suffer to exist any Indebtedness, except:

     (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

     (ii) Indebtedness of Inversiones OEA incurred pursuant to the Cayman Loan Agreement;

     (iii) Indebtedness of Mercury Cayman I pursuant to the Collateral
   Agreement;

     (iv) Indebtedness pursuant to the Hedging Agreement so long as it is discharged in its entirety on the Initial Borrowing Date; and

     (v) Indebtedness pursuant to the Inter-Company Notes.

     7.5. Advances, Investments and Loans. The Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (each of the foregoing, an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

(i) acquiring and holding cash and Cash Equivalents;

     (ii) cash capital contributions to the capital of the Borrower's Subsidiaries that are Credit Parties;

     (iii) acquiring Gener Shares pursuant to the Remate and the Stock
  Conversion;

     (iv) acquiring ADS Shares in connection with the Tender Offer;

     (v) the Cayman Acquisition; (vi) the Cayman Deposit;

     (vii) loans made pursuant to the Inter-Company Notes; and

     (viii) the Post-Closing Equity Contribution.

     7.6. Transactions with Affiliates.

     (a) The Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions, with any Affiliate of any such Credit Party (each such transaction, an "Affiliate Transaction"), other than loans, advances, dividends and distributions to the extent permitted by Section 7.5(ii), (iii),
(iv), (v), (vii) or (viii).

     7.7. Capital Expenditures. The Credit Parties will not make any Capital Expenditures.

     7.8. Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Estatutos Sociales and Certain Other Agreements. The Credit Parties will not, directly or indirectly, (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any disposition, change of control or similar event of, any Indebtedness (other than the Bridge Loans), (b) amend or modify, or permit the amendment or modification of, any provision of any Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto which materially and adversely affects the interests of the Lender under any Credit Document, (c) amend, modify or change their certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by laws (estatutos sociales or equivalent organizational documents), or any agreement entered into by any of them, with respect to their capital stock, or enter into any new agreement with respect to their capital stock which materially and adversely affects the interests of the Lender under any Credit Document or (d) amend, modify, change or waive any provision of the Remate or the Tender Offer, other than any amendments, modifications, changes or waivers which do not in any way materially and adversely affect the interests of the Lender or any Credit Document.

     7.9. Limitation on Certain Restrictions on Subsidiaries. The Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions (including without limitation any reduction of capital) on its capital stock or any other interest or participation in its profits owned by such Credit Party or any Subsidiary of such Credit Party, or pay any Indebtedness owed to such Credit Party or a Subsidiary of such Credit Party, (b) make loans or advances to such Credit Party or (c) transfer any of its properties or assets to such Credit Party, except for such encumbrances or restrictions existing under or by reason of (i) applicable law or (ii) this Agreement and the other Credit Documents.

     7.10. Limitation on Issuance of Capital Stock.

     (a) The Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, issue (i) any preferred stock or (ii) any redeemable common stock.

     (b) The Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except in connection with the Post-Closing Equity Contribution and such as would not constitute a Change of Control.

     7.11. Business. The Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, engage in any business other than the consummation of the Remate, the Tender Offer, the Stock Exchange, the Stock Conversion, the maintenance of the Collection Accounts, the Cayman Acquisition and the other transactions contemplated hereby and by the other Credit Documents.

     7.12. Limitation on Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, establish, create or acquire after the Effective Date any Subsidiary other than Gener and its Subsidiaries.

     7.13. Maintenance of Collection Accounts. The Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, cause or permit the distribution, disposition or transfer of any asset held in any Collection Account or otherwise subject to any Lien other than Liens in favor of the Secured Party except:

     (a) any Credit Party may transfer assets to a Collection Account established by another Credit Party pursuant to Section 3.6; provided, however, that any such transfer shall be made pursuant to an Irrevocable Instruction in conformance with Section 1.1(d);

     (b) Mercury Cayman I may transfer assets held in the Mercury Cayman I Collection Account to the Cayman Lender;

     (c) Inversiones OEA may transfer Dollars held in the Inversiones OEA NY Collection Account to the Hedging Counterparty pursuant to the Hedging Agreement for the conversion of such Dollars into Pesos, provided that such Pesos are simultaneously delivered to the Inversiones OEA Chile Collection Account;

     (d) Inversiones Cachagua may transfer assets held in the Inversiones Cachagua Collection Account to Deutsche Bank Corredores de Bolsa to acquire Gener Shares tendered in connection with the Remate;

     (e) Mercury Cayman III may transfer assets held in the Mercury Cayman III Collection Account in connection with the Share Exchange;

     (f) Mercury Cayman III may transfer assets held in the Mercury Cayman III Collection Account in connection with the ADS Share Conversion;

     (g) Inversiones Cachagua may transfer cash and Cash Equivalents held in the Inversiones Cachagua NY Collection Account to the Borrower to consummate the Cayman Acquisition;

     (h) Inversiones OEA may transfer assets held in the Inversiones OEA Chile Collection Account to pay Chilean stamp taxes due and payable arising out of the Cayman Loan, in an amount not to exceed US$5,776,175 in the aggregate; and

     (i) Inversiones OEA may transfer assets held in the Inversiones NY Collection Account to the Borrower to repay Indebtedness under the Inversiones OEA Note so long as such transfer occurs substantially simultaneously with the repayment in full of the Bridge Loans (the "Inversiones OEA Note Repayment").

     7.14. No Additional Bank Accounts. The Credit Parties will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings, deposit, brokerage or other accounts at any bank or other financial institution, or elsewhere, where cash, Cash Equivalents or other Investments can or may be deposited or maintained, other than the Collection Accounts.

     SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default "):

     8.1. Payments. The Borrower shall (i) default in the payment when due of any principal of any Bridge Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Bridge Loan or any Note or any Fees or any other amounts owing hereunder or under any other Credit Document; or

     8.2. Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Lender pursuant hereto or thereto or relating to any amendment, modification, waiver or supplement hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     8.3. Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 3.3, 6.11(a), 6.11(c), 6.12, 6.13, 6.14, 6.15, 6.16 or 7 or (b) default in the due performance or observance by it of any term, covenant or agreement contained herein or in any other Credit Document (other than those set forth in Sections
8.1 and 8.2 or clause (a) of this Section 8.3) and such default shall continue unremedied for a period of 5 consecutive days; or

     8.4. Default Under Other Agreements. (i) Any Credit Party or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; (ii) any Indebtedness (other than the Obligations) of any Credit Party or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the st ated maturity thereof; provided, however, that it shall not be a Default or an Event of Default under clause (i) or (ii) of this Section 8.4 unless the aggregate principal amount (or, with respect to Indebtedness under Interest Rate Protection Agreements, the termination amount) of all Indebtedness as described in the preceding clauses (i) and (ii) is at least $1.0 million; or

     8.5. Bankruptcy, etc. Any Credit Party or any of its Subsidiaries shall commence a voluntary case concerning itself under any bankruptcy law of Chile or the Cayman Islands or any other jurisdiction or Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against such Credit Party or any of its Subsidiaries under any such laws, and the petition is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of such Credit Party or any of its Subsidiaries, or such Credit Party or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect re lating to such Credit Party or any of its Subsidiaries, or there is commenced against any Credit Party or any of its Subsidiaries any such proceeding which remains undismissed for a period of 30 days, or such Credit Party or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or such Credit Party or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or such Credit Party or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any such Credit Party or any of its Subsidiaries shall generally not pay its debts as they become due or there shall otherwise occur a cesacion de pagos (within the meaning of Chilean or other applicable law); or any corporate action is taken by such Credit Party or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     8.6. Credit Documents. (a) Any Credit Document shall cease to be in full force and effect, or (in the case of Security Documents) shall cease to give the Lender the Liens and the material rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral described therein, in favor of the Lender, superior to and prior to the rights of all third Persons, and subject to no Liens other than Liens permitted under such Security Document), or (b) any Credit Party or any other party to the Credit Documents shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Credit Document and (except in the case of the Inversiones OEA Facility for which the Event of Default hereunder shall be subject to any applicable grace period set forth therein) such default shall continue unremedied for a period of 5 consecutive days after written no tice thereof to the defaulting party by the Lender; or

     8.7. Guaranties. (a) At any time after the execution and delivery thereof, any Guaranty or any material provision thereof shall cease to be in full force or effect as to any Guarantor, (b) any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty, or (c) any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty (and such default shall continue unremedied for a period of 5 consecutive days after written notice thereof to the defaulting party by the Lender), and in each such case the Borrower shall fail to propose a substitute Guarantor satisfactory to the Administrative Agent, in its sole discretion, in the case of clause (a) or (b) above, within three Business Days following such event and, in the case of clause (c) above, within such 5 day period; or

     8.8. Judgments. One or more judgments or decrees shall be entered against any Credit Party or any Subsidiary of such Credit Party involving a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 5 consecutive days, and the aggregate amount of all such judgments equals or exceeds $1.0 million; or

     8.9. Change of Control. A Change of Control shall occur; or

     8.10. Denial of Liability. (a) Any Credit Party shall deny its obligations under this Agreement, any Note or any other Credit Document, (b) any law, rule or regulation shall purport to render invalid, or preclude enforcement of, any material provision of this Agreement or any other Credit Document or impair performance of the Borrower's or any Credit Party's material obligations hereunder or under any other Credit Document or (c) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of any Credit Party or any of its Subsidiaries to pay any amount required to be paid hereunder or under any other Credit Document; or

     8.11. Currency Restrictions. Chile or the Cayman Islands or any Governmental Authority of either thereof shall impose restrictions on the availability of freely transferable Dollars to Persons outside Chile or the Cayman Islands, as the case may be, or Dollars shall, in the reasonable judgment of the Lender, be unavailable at all or at a commercially reasonable rate of exchange, and the Borrower shall not, within 5 Business Days after notice from the Lender, have demonstrated to the satisfaction of the Lender that such restrictions will not have a material adverse effect on the ability of any Credit Party to perform its obligations under any of the Credit Documents or the availability of Dollars for purposes of paying any amounts required to be paid pursuant to any of the Credit Documents; or

     8.12. Governmental Action. Any Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or substantially all of the property, shares of capital stock or other assets of any Credit Party or of any Credit Party and its Subsidiaries, taken as a whole, or shall have assumed custody or control of such property or other assets or of the business or operations of any Credit Party or of any Credit Party and its Subsidiaries, taken as a whole, or shall have taken any action for the dissolution or disestablishment of any Credit Party or any action that would prevent any Credit Party or any of its officers from carrying on the business of such Credit Party or a substantial part thereof; or

     8.13. Termination of Commitments. The Commitments (as defined in the Inversiones OEA Facility) under the Inversiones OEA Facility shall have been terminated.

     8.14. Hedging Agreement. The Hedging Counterparty shall not have delivered Pesos under the Hedging Agreement on the Initial Borrowing Date.

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Lender may, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Lender to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Sections 8.5, 8.13 or 8.14 shall occur with respect to any Credit Party, the result which would occur upon the giving of written notice by the Lender as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of the Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Bridge Loans, the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (ii) enforce any or all of the Liens and security interests created pursuant to the Security Documents; and
(iv) exercise any other rights available under the Credit Documents or applicable law.

     SECTION 9. Guaranty.

     9.1. The Guaranteed Obligations.

     (a) In order to induce the Lender to enter into this Agreement and extend credit hereunder, each of the Credit Parties (other than the Borrower) (the "Guarantors") irrevocably and unconditionally guarantees, on a joint and several basis, the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on any Note issued under this Agreement and of all other obligations and liabilities (including, without limitation, indemnities, Fees and interest thereon) of the Borrower now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, obligations and liabilities, collectively, the "Guaranteed Obligations"). Each of the Guarantors understands, agrees and confirms that the Lender may enforce this Guaranty up to the full amount of the Guaranteed Obligations against the Guarantors without proceeding against the Borrower, against any security for the Guaranteed Obligations or against any other Guarantor under any other Guaranty covering the Guaranteed Obligations. Each of the Guarantors irrevocably and unconditionally promises, on a joint and several basis, to pay such Guaranteed Obligations to the Lender, on demand, in Dollars. This Guaranty shall constitute a guaranty of payment and not of collection. All obligations of the Guarantors hereunder shall be joint and several.

     (b) All payments made by the Guarantors hereunder shall be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes in the manner provided for in Section 3.5. The Guarantors will indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Lender. A certificate as to the amount of any such required indemnification payment prepared by the Lender shall be final, conclusive and binding for all purposes absent demonstrable error.

     9.2. Continuing Obligation. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder and no course of dealing between any Initial Guarantor and the Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender or the holder of any Note would otherwise have. No notice to or demand on any Initial Guarantor in any case shall entitle such Person or Persons to any other further notice or demand in similar or other circumstances or constitute a waiver of the r ights of the Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

     9.3. No Discharge. If a claim is ever made upon the Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Guarantors), then and in such event each of the Guarantors agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Initial Guarantors, and each of the Guarantors shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. It is the intention of the Lender and each of the Guarantors that the Guaranteed Obligations hereunder shall not be discharged (whether pursuant to any bankruptcy law or comparable legislation or otherwise) except by the Initial Guarantors' indefeasible performance of such obligations and then only to the extent of such performance.

     9.4. Tolling of Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Guarantors or others, with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantors against the Lender or the holder of any Note shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

     9.5. Bankruptcy. Each of the Guarantors, unconditionally and irrevocably, guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Lender whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 8.5, and unconditionally promises to pay such indebtedness to the Lender, on order or demand, in lawful money of the United States.

     9.6. Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Credit Party, and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action is brought against any other Credit Party and whether or not any other Credit Party is joined in any such action or actions. Each of the Guarantors waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

     9.7. Authorization. Each of the Guarantors authorizes the Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

     (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

     (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

     (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

     (d) release or substitute any one or more endorsers, guarantors, the Borrower, any other Credit Parties or other obligors;

     (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Lender;

     (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Credit Party to the Lender regardless of what liability or liabilities of the Guarantors or the Borrower remain unpaid;

     (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

     (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantors from their liabilities under this Guaranty.

     9.8. Reliance. It is not necessary for the Lender to inquire into the capacity or powers of the Guarantors or any of their respective Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     9.9. Subordination. Any indebtedness of any Credit Party now or hereafter owing to the Guarantors is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Lender; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of any Credit Party to the Guarantors shall be collected, enforced and received by them for the benefit of the Lender and be paid over to the Lender on account of the Guaranteed Obligations of the Guarantors to the Lender, but without affecting or impairing in any manner the liability of the Guarantors under the other provisions of this Guaranty. Prior to the transfer by the Guarantors of any note or negotiable instrument evidencing any such indebtedness of the Borrower to the Guarantors, each of the Guarantors shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each of the Guarantors hereby agrees with the Lender that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under t he Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

     9.10. Waiver.

     (a) Each of the Guarantors waives any right (except as shall be required by applicable law and cannot be waived) to require the Lender to (i) proceed against any other Credit Party or any other party, (ii) proceed against or exhaust any security held from any other Credit Party or any other party or (ii) pursue any other remedy in the Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of any other Credit Party or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any other Credit Party or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Credit Party or any other party other than payment in full of the Guaranteed Obligations. The Lender may, at its election, foreclose on any security held by the Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Lender may have against any other Credit Party or any other party, or any security, without affecting or impairing in any way the liability of the Guarantors hereunder except to the extent the Guaranteed Obligations have been paid. To the extent permitted by applicable law, each of the Guarantors waives any defense arising out of any such election by the Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against any other Credit Party or any other party or any security.

     (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Credit Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each of the Guarantors assumes and incurs hereunder, and agrees that the Lender shall have no duty to advise the Guarantors of information known to them regarding such circumstances or risks.

     (c) Each of the Guarantors warrants and agrees that each of the waivers set forth herein is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

     9.11. Nature of Liability. It is the desire and intent of each of the Guarantors and the Lender that this Guaranty shall be enforced against the Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Guarantors under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason, then the amount of the Initial Guarantors' obligations under this Guaranty shall be deemed to be reduced and the Guarantors shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

     9.12. Contribution. At any time a payment in respect of the Guaranteed Obligations is made under any Guaranty, the right of contribution, if any, of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Guaranteed Obligations under a Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of its Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage (as hereinafter defined) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "Aggregate Excess Amount"), each such Guarantor shall have a right of contribution against each other Guarantor who ha s made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such Guarantor. A Guarantor's right of contribution, if any, pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of any subsequent computation; provided, however, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full and the Lender's commitments have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Section 9.12 against any other Guarantor shall be expressly junior and subordinate to such Guarantor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under its Guaranty. As used in this paragraph, (i) each Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors giving Guaranties; (ii) the "Adjusted Net Worth" of each Guarantor shall mean the greater of (x) the Net Worth of such Guarantor or (y) zero; and
(iii) the "Net Wo rth" of each Guarantor shall mean the amount by which the fair salable value of such Guarantor's assets on the Initial Borrowing Date exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to (1) any Guaranteed Obligations arising under a Guaranty, (2) the obligations of such Guarantor in respect of the Credit Documents and (3) any obligations of such Guarantor in respect of the Borrower's other Indebtedness for borrowed money), in each case after giving effect to the transactions occurring on the Initial Borrowing Date.

     SECTION 10. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acquisition Value Certificate" shall have the meaning provided in Section 4B.7.

     "Administrative Agent " shall mean Bankers Trust Company, as Administrative Agent under the Inversiones OEA Facility.

     "ADS Share" shall mean an American Depositary Share, each representing 68 Gener Shares.

     "ADS Share Conversion" shall mean the conversion of ADS Shares into Gener Shares in accordance with the provisions of the Depositary Agreement, dated as of July 18, 1994, between Chilgener S.A., Citibank N.A., as Depositary, and holders of ADS Shares.

     "AES" shall mean The AES Corporation, a Delaware corporation.

     "AES Shares" shall have the meaning provided in Section 4A.7(c).

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person (other than the Borrower or any Wholly-Owned Subsidiary that is a Guarantor). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliate Transaction" shall have the meaning provided in Section 7.6.

     "Agreement " shall mean this Senior Secured Short Term Bridge Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

     "Applicable Fiscal Years" shall mean, as to Gener, the three fiscal years of Gener ending December 31, 1999, 1998 and 1997.

     "Applicable Margin" shall mean for each Interest Period (a) in the case of LIBOR Loans 3.00% and (b) in the case of Base Rate Loans 2.00%.

     "Arranger" shall have the meaning provided in the first paragraph of this Agreement.

     "Assignment and Assumption Agreement " shall mean an Assignment and Assumption Agreement in a form to be agreed prior to the Initial Borrowing Date.

     "Bankruptcy Code" shall have the meaning provided in Section 8.5.

     "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 0.5% per annum in excess of the Federal Funds Rate.

     "Base Rate Loan" shall mean each Bridge Loan bearing interest at the Base Rate as provided in Section 1.2(b).

     "Basel Accords" shall mean the international banking supervision standards set by the Basel Committee on Banking Supervision.

     "Basel Bank " means a financial institution located in a country in which the central bank or similar governmental authority has adopted the Basel Accords.

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Borrower Collection Account " shall have the meaning provided in Section 3.6(a)

     "Borrowing" shall mean any borrowing of one Type of Bridge Loans from the Lender on a given date (or resulting from a conversion or conversions on such date) having, in the case of LIBOR Loans, the same Interest Period.

     "Borrowing Date" shall mean the date on which a Borrowing of Bridge Loans occurs.

     "Bridge Loan" shall mean each Tranche A Bridge Loan and each Tranche B Bridge Loan.

     "BT Collection Account Security Agreement" shall have the meaning provided in Section 4A.15.

     "BT Control and Consent Acknowledgment and Agreement " shall have the meaning provided in Section 4A.15.

     "BT Securities Intermediary" shall mean Bankers Trust Company as Securities Intermediary under the BT Collection Account Security Agreement.

     "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks are authorized or required by law or regulation to close in New York City, Santiago or, in the case of LIBOR Loans, with respect to determination of LIBOR, London.

     "Capital Expenditures" shall mean, with respect to any Person, all expenditures to acquire or construct plants, fixed assets or equipment by such Person which are or will be required to be capitalized in accordance with Chilean GAAP.

     "Cash Equivalents" shall mean (a) any evidence of Indebtedness with a maturity of 180 days or less from the date of acquisition thereof issued or directly and fully guaranteed or insured by the United States of America, Chile or any agency or instrumentality or political subdivision thereof (provided that the full faith and credit of the United States of America or Chile, as the case may be, is pledged in support thereof); (b) demand deposits, certificates of deposit or time deposits with a maturity of 180 days or less from the date of acquisition thereof with any financial institution having combined capital, surplus and undivided profits of not less than US$200,000,000 so long as such banks shall not be under intervention of, or controlled by, any governmental agency regulating Chilean financial institutions; (c) commercial paper with a maturity of 180 days or less from the date of acquisition thereof issued by a corporation (except an Affiliate of the Borrower) organized under the laws of
(i) any Sta te of the United States or the District of Columbia rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's or (ii) Chile rated investment grade by Duff & Phelps; (d) repurchase agreements and reverse repurchase agreements relating to marketable obligations, directly or indirectly, issued or unconditionally guaranteed by the

United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, as the case may be, in each case maturing within 180 days from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (e) instruments backed by letters of credit of institutions satisfying the requirements of clause (b) above; (f) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (a) through (d) above; (g) investments in money market funds complying with the risk limit conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended; and (h) demand deposit and similar accounts maintained in the ordinary course of business. In addition, for purposes of the Mercury Cayman I Collection Account only, "Cash Equivalents" shall include the Cayman Deposit.

     "Cayman Acquisition" shall mean the acquisition of 100% of the capital stock of Cayman Mercury III by Inversiones Cachagua from the Borrower.

     "Cayman Acquisition Funding Requirement " shall have the meaning provided in Section 4B.7.

     "Cayman Deposit" shall mean the deposit by Mercury Cayman I with the Cayman Lender pursuant to the Collateral Agreement.

     "Cayman Lender" shall mean Bankers Trust Company as lender under the Cayman Loan Agreement.

     "Cayman Loan Agreement " shall have the meaning provided in Section 4A.14.

     "Central Bank of Chile" shall mean the Banco Central de la Republica de Chile.

     "Change of Control" shall mean the occurrence of any one or more of the following: (i) the Permitted Holders shall cease to own, directly or indirectly, 100% of the aggregate outstanding voting securities of each Credit Party or the Permitted Holders shall not be entitled (by ownership of voting stock, contract or otherwise) to elect, or for any reason shall not have elected, directly or indirectly, directors of such Credit Party, as the case may be, holding at least a majority of the voting power of the board of directors of any Credit Party, as the case may be; provided, that (A) the Borrower shall at all times own (subject to the Lien of the applicable Stock Pledge Agreement) 100% of the outstanding shares of Mercury Cayman II, (B) Mercury Cayman II shall at all times own all of the voting interests of Inversiones CYC, (C) Inversiones CYC shall at all times own

100% of the voting interests of Inversiones OEA, (D) Inversiones OEA shall at all times own 100% of the voting interests of Inversiones Cachagua, (E) the Borrower shall at all times own (subject to the Lien of the applicable Stock Pledge Agreement) 100% of the outstanding shares of Mercury Cayman III, (F) the Borrower shall at all times own 100% of the voting interests of Inversiones Zapallar and (G) Inversiones Zapallar shall at all times own (subject to the Lien of the applicable Stock Pledge Agreement) 100% of the outstanding shares of Mercury Cayman I; (ii) the merger or consolidation of any Credit Party with or into another Person or the merger of another Person with or into any Credit Party, or the sale, lease, transfer or other disposition of all or substantially all of the assets of any Credit Party to another Person, in a single transaction or a series of transactions; (iii) any Person or group shall have acquired beneficial ownership, directly or indirectly, of the voting stock of AES (or other sec urities convertible into such voting stock) representing 35% or more of the combined voting power of all voting stock of AES; (iv) the individuals who were directors of AES at the Effective Date shall cease for any reason (other than death or disability) to constitute a majority of the board of directors of AES (except to the extent that individuals who at the Effective Date were replaced by individuals (A) elected by the remaining board of directors of AES or (B) nominated for election by the remaining members of the board of directors of AES and thereafter elected as directors by shareholders of
AES); or (v) any Person or group shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in a Change of Control under clause (iv) or (v) above. For purposes of this definition, (x) the terms "beneficially own" and "group" shall have the respective meanings ascribed to them pursuant to Section 13(d) of the United States Securities Exchan ge Act of 1934, and (y) any Person or group shall be deemed to beneficially own any voting securities beneficially owned by any other Person (the "parent entity") so long as such Person or group beneficially owns, directly or indirectly, voting securities of the parent entity representing at least a majority of the voting power of the then outstanding voting securities of the parent entity and no other Person or group has the right to designate or appoint a majority of the directors of such parent entity.

     "Chile" shall mean the Republic of Chile, and any political subdivision thereof.

     "Chilean GAAP " shall mean generally accepted accounting principles in Chile, consistently applied during a relevant period.

     "Collateral" shall mean the Pledged Securities, any assets held in any Collection Account, all of the Collateral as defined in each of the Security Documents and Proceeds of the foregoing.

     "Collateral Agreement " shall mean the Collateral Agreement between Cayman Mercury I and Bankers Trust Company.

     "Collection Account Security Agreement " shall have the meaning provided in
Section 4A.15.

     "Collection Accounts" shall mean the Borrower Collection Account, the Inversiones Zapallar Collection Account, the Mercury Cayman I Collection Account, the Mercury Cayman II Collection Account, the Inversiones CYC Collection Account, the Inversiones OEA Collection Account, the Inversiones Cachagua Collection Account and the Mercury Cayman III Collection Account.

     "Commitment" shall mean any of the commitments of any Lender, whether the Tranche A Bridge Loan Commitment or the Tranche B Bridge Loan Commitment.

     "Consent Letter" shall have the meaning provided in Section 4A.21.

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations ") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Control and Consent Acknowledgment and Agreement" shall have the meaning provided in Section 4A.15.

     "Credit Documents" shall mean this Agreement, the Notes, the Guaranties, the Irrevocable Payment Instructions, the Security Documents, the Refinancing Facility, the Cayman Loan Agreement, the Hedging Agreement, the Inter-Company Notes, the

Fianza Solidaria, the Inversiones OEA Facility and any document entered into pursuant to Section 4A.26.

     "Credit Event " shall mean the making of any Bridge Loan.

     "Credit Parties" shall mean each of the Borrower and Inversiones Zapallar, Mercury Cayman I, Mercury Cayman II, Inversiones CYC, Inversiones OEA, Inversiones Cachagua and Mercury Cayman III.

     "DB Collection Account Security Agreement" shall have the meaning provided in Section 4A.15.

     "DB Control and Consent Acknowledgment and Agreement" shall have the meaning provided in Section 4A.15.

     "DB Securities Intermediary" shall mean Deutsche Bank (Chile) as Securities Intermediary under the DB Collection Account Security Agreement.

     "Debt Issuance" shall mean the incurrence after the Initial Borrowing Date of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Disposition" shall mean any sale, transfer or other disposition by any Credit Party or its Subsidiaries to any Person (including by way of redemption by such Person) of any asset other than sales of assets permitted by Section 7.2(iv).

     "Disqualified Stock" shall mean, with respect to any capital stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for capital stock that is not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for capital stock that is not Disqualified Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after the Maturity Date.

     "Dividend " shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any capital (including by way of capital reduction) to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person to shareholders of such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

     "Effective Date" shall have the meaning provided in Section 12.9.

     "Equity Contribution A" shall have the meaning provided in Section 4A.7(b).

     "Equity Contribution B" shall have the meaning provided in Section 4B.5(a).

     "Equity Issuance" shall mean without duplication, any of (a) any issuance or sale by any Credit Party or any of its Subsidiaries after the Initial Borrowing Date of (i) any capital stock (including any capital stock issued upon exercise of any warrant or option) or any warrants or options to purchase capital stock or (ii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) any capital contribution to any Credit Party or any of its Subsidiaries made after the Initial Borrowing Date whether or not evidenced by any equity security issued by the recipient of such contribution.

     "Event of Default" shall have the meaning provided in Section 8.

     "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

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     "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 2.1 and the other Credit Documents.

     "Fianza Solidaria" shall have the meaning provided in Section 4A.25.

     "GAAP" shall mean generally accepted United States accounting principles in effect from time to time.

     "Gener" shall mean Gener S.A., a sociedad anonima organized under the laws of Chile. Section 4B.6. share.

     "Gener Stock Pledge Agreement " shall have the meaning provided in

     "Gener Shares" shall mean the common shares of Gener, no par value per

     "Governmental Authority" shall mean any ministry, administrative department, agency, commission, bureau, board, regulatory authority, registry, instrumentality, corporation or other governmental body, entity, judicial or administrative body or court (including, without limitation, banking and taxing authorities), of, or owned or controlled by, as the case may be, Chile, the Cayman Islands, the Republic of Argentina, Colombia or the United States or any political subdivision thereof.

     "Guaranteed Obligations" shall have the meaning provided in Section 9.1(a).

     "Guarantors" shall mean each of Inversiones Zapallar, Mercury Cayman I, Mercury Cayman II, Inversiones CYC, Inversiones OEA, Inversiones Cachagua and Mercury Cayman III.

     "Guaranty" shall mean the guaranty contained in Section 9.

     "Hedging Agreement " shall have meaning provided in Section 5.28.

     "Hedging Counterparty" shall have the meaning specified in Section 5.28.

     "Hedging Pledge Agreement" shall have the meaning provided in Section
4A.16.

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the maximum amount available to be drawn under all letters of credit issued for the account of such

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Person and all unpaid drawings in respect of such letters of credit, (iii) all
Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or
(vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be the lesser of (A) the amount of such Indebtedness of such other Person and (B) an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Intere st Rate Protection Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

     "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Tranche A Bridge Loans occurs hereunder.

     "Inter-Company Note Pledge Agreement" shall have the meaning provided in
Section 4A.24.

     "Inter-Company Notes" shall have the meaning provided in Section 4A.23.

     "Interest Determination Date" shall mean with respect to LIBOR Loans, the second Business Day on which dealings in deposits in Dollars are transacted in the London interbank market preceding the commencement of any Interest Period or, if such day is not a Business Day, the Business Day immediately preceding the commencement of the relevant Interest Period.

     "Interest Payment Date" shall mean the last day of the Interest Period and (if different) the Maturity Date.

     "Interest Period" shall have the meaning provided in Section 1.3.

     "Interest Rate Protection Agreement " shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

     "Inversiones Cachagua " shall mean Inversiones Cachagua Limitada, a limited liability partnership organized under the laws of Chile and a direct Wholly-Owned Subsidiary of Inversiones OEA Limitada.

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     "Inversiones Cachagua Chile Collection Account" shall have the meaning provided in Section 3.6(k).

     "Inversiones Cachagua NY Collection Account " shall have the meaning provided in Section 3.6(j).

     "Inversiones CYC " shall mean Inversiones CYC Limitada, a limited liability partnership organized under the laws of Chile and a direct Wholly-Owned Subsidiary of Mercury Cayman II.

     "Inversiones CYC Chile Collection Account " shall have the meaning provided in Section 3.6(g).

     "Inversiones CYC NY Collection Account" shall have the meaning provided in
Section 3.6(f)

     "Inversiones OEA" shall mean Inversiones OEA Limitada, a limited liability partnership organized under the laws of Chile and a direct Wholly-Owned Subsidiary of Inversiones CYC Limitada.

     "Inversiones OEA Chile Collection Account " shall have the meaning provided in Section 3.6(i).

     "Inversiones OEA Facility" shall mean the Credit Facility provided to Inversiones OEA under the Senior Secured Bridge Credit Agreement in substantially the Form of Exhibit C hereto.

     "Inversiones OEA Note" shall have the meaning provided in Section 4A.23.

     "Inversiones OEA Note Repayment" shall have the meaning provided in Section 7.13.

     "Inversiones OEA NY Collection Account" shall have the meaning provided in
Section 3.6(h).

     "Inversiones Zapallar" shall mean Inversiones Zapallar Limitada, a limited liability partnership organized under the laws of Chile and a direct Wholly-Owned Subsidiary of the Borrower.

     "Inversiones Zapallar Chile Collection Account" shall have the meaning provided in Section 3.6(c).

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     "Inversiones Zapallar NY Collection Account " shall have the meaning provided in Section 3.6(b).

     "Investment " shall have the meaning provided in Section 7.5.

     "Lender" shall have the meaning provided in the first paragraph of this Agreement.

     "LIBOR" shall mean, with respect to each Interest Period for LIBOR Loans,
(a) the rate per annum determined by the Lender to be the arithmetic mean (rounded to the nearest 1/16th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or (b) if there shall at such time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, (i) the arithmetic average of the offered quotation to first-class banks in the interbank Eurodollar market by the Lender for Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the LIBOR Loans for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such LIBOR Loans, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period divided, in each case (and rounded to the nearest 1/16 of 1%), by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). "Telerate British Bankers Assoc. Interest Settlement Rates Page " shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

     "LIBOR Loan" shall mean each Bridge Loan bearing interest at the LIBOR rate as provided in Section 1.2(a).

     "LIBOR Loan Lender" means the Lender holding a LIBOR Loan.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment (fiduciary or otherwise), deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any capital lease having substantially the same effect as any of the foregoing).

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     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Adverse Effect" shall mean, with respect to any Credit Party, (i) any material adverse effect on the financial condition, business, operations, assets, revenues, properties or liabilities of such Credit Party and its Subsidiaries, taken as a whole, (ii) any material adverse effect on the ability of such Credit Party to perform any of its material financial obligations under any of the Credit Documents, (iii) any material adverse effect on the ability of Gener to pay Dividends or other distributions (including reductions of capital), or to advance funds, to any Credit Party without any third-party consent, or
(iv) any material adverse effect on the legality, binding effect or enforceability of any material provision of any of the Credit Documents, or any material rights or remedies of the Lender or the Secured Party thereunder.

     "Maturity Date" shall mean the earlier of (i) the consummation of the Cayman Acquisition and (ii) January 31, 2001.

     "Mercury Cayman I" shall mean Mercury Cayman Co. I, Ltd., a limited liability company organized under the laws of the Cayman Islands and a direct Wholly-Owned Subsidiary of Inversiones Zapallar Limitada.

     "Mercury Cayman I Collection Account" shall have the meaning provided in
Section 3.6(d).

     "Mercury Cayman I Note" shall have the meaning provided in Section 4A.23.

     "Mercury Cayman II" shall mean Mercury Cayman Co. II, Ltd., a limited liability company organized under the laws of the Cayman Islands and a direct Wholly-Owned Subsidiary of the Borrower.

     "Mercury Cayman II Collection Account " shall have the meaning provided in
Section 3.6(e).

     "Mercury Cayman III" shall mean Mercury Cayman Co. III, Ltd., a limited liability company organized under the laws of the Cayman Islands and a direct Wholly-Owned Subsidiary of the Borrower.

     "Mercury Cayman III Collection Account " shall have the meaning provided in
Section 3.6(l).

     "Net Debt Proceeds" shall mean, with respect to any Debt Issuance, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith) received in respect thereof.

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

     "Net Disposition Proceeds" shall mean, for any Disposition, the cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Disposition, net of (a) the reasonable costs and expenses of such Disposition (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were disposed of),
(b) the incremental taxes paid or payable as a result of such Disposition and
(c) reserves for indemnification obligations to the buyer in connection with such Disposition (provided that once such reserves are released to any Credit Party or any of its Subsidiaries, such reserves shall be Net Disposition Proceeds).

     "Noon Buying Rate" shall mean the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

     "Note" shall mean each Tranche A Note and each Tranche B Note.

     "Notice of Borrowing" shall have the meaning provided in Section 1.1(c).

     "Notice Office" shall mean the office of the Lender located at One Bankers Trust Plaza, New York, New York 10006, Attention: Mary Kay Coyle or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "Obligations " shall mean all amounts owing to the Lender pursuant to the terms of this Agreement or any other Credit Document.

     "Overdue Ratio" shall (a) mean 1.00, at all times prior to the Maturity Date, (b) mean 1.25, during the three-month period commencing on the Maturity Date and (c) increase by 0.25 upon each three-month anniversary of the Maturity Date.

     "Payment Office" shall mean the office of the Lender located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Lender may hereafter designate in writing as such to the other parties hereto.

     "Permitted Holders" shall mean AES and its Wholly-Owned Subsidiaries.

     "Permitted Liens " shall have the meaning provided in Section 7.1.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

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     "Peso" shall mean the lawful currency of Chile.

     "Pledged Collateral" shall have the meaning provided in the Collection Account Security Agreement.

     "Pledged Securities" shall mean all Acciones, Acciones Adicionales (if any), shares, additional shares, Pledged Securities, Inter-Company Notes and any other property (if any) as indicated and defined in the applicable Stock Pledge Agreement, Inter-Company Note Pledge Agreement or Gener Stock Pledge Agreement.

     "Post-Closing Collateral Actions " means each of the filings, registrations or other actions indicated in Schedule 4.11.

     "Post-Closing Equity Contribution" shall mean a contribution to equity by the Borrower in the amount of the Cayman Acquisition Price (but not to exceed $400,000,000), which equity contribution shall be downstreamed as a contribution to equity to Inversiones Cachagua pursuant to irrevocable payment instructions.

     "Prime Lending Rate" shall mean the rate which the Lender announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Proceeds" shall have the meaning provided in the Uniform Commercial Code in effect in the State of New York from time to time.

     "Pro Forma Financial Statements" shall have the meaning provided in Section 5.6(b).

     "PUHCA" shall have the meaning provided in Section 5.18.

     "Register" shall have the meaning provided in Section 12.17.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

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

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

"Relevant Payment " shall have the meaning provided in Section 9.12.

     "Remate" shall mean the Chilean remate for the Gener shares by AES and its Subsidiaries.

     "Restricted Subsidiary" of any Credit Party shall mean and include any Subsidiary other than Gener and its Subsidiaries.

     "Secured Party" shall have the meaning provided in the first paragraph of this Agreement.

     "Securities Intermediary" shall mean Bankers Trust Company, as Securities Intermediary under the Collection Account Security Agreement.

     "Security Documents" shall mean each Stock Pledge Agreement, the Collection Account Security Agreements, the Control and Consent Acknowledgments and Agreements, the Inter-Company Note Pledge Agreement and the Hedging Pledge Agreement.

     "Senior Secured Bridge Credit Agreement " shall mean the Senior Secured Bridge Credit Agreement, dated as of the date hereof, between Inversiones OEA, Inversiones Cachagua, the Guarantors named therein, Deutsche Bank Securities Inc., as Arranger, and Bankers Trust Company, as Administrative Agent and Collateral Agent and various Lenders.

     "Share Exchange " shall mean the exchange of AES Shares for ADS Shares in settlement of the Tender Offer.

     "Stock Pledge Agreement " shall have the meaning provided in Section 4A.12.

     "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any

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contingency) is at the time owned by such Person directly or indirectly and (ii)
any partnership, association, limited liability company, joint venture or other entity in which such Person directly or indirectly has more than a 50% equity interest at the time. Except where the context may otherwise require, a Subsidiary shall be understood to mean a Subsidiary of the Borrower.

     "Taxes" shall have the meaning provided in Section 3.5(a).

     "Tender Offer" shall mean the U.S. tender offer by AES and its Affiliates for the ADS Shares.

     "Total Commitment " shall mean, at any time, the sum of the Commitments of the Lender, which sum shall not exceed $525,079,198.

     "Tranche" shall mean the respective facility and commitments utilized in making Bridge Loans hereunder, with there being two separate Tranches, i.e. (i) Tranche A Bridge Loans and (ii) Tranche B Bridge Loans.

     "Tranche A Bridge Loan" shall have the meaning provided in Section 1.1(a).

     "Tranche A Bridge Loan Commitment " shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule A directly below the heading "Tranche A Commitment."

     "Tranche A Irrevocable Instruction" shall have the meaning provided in
Section 1.1(d).

     "Tranche A Note" shall have the meaning provided in Section 1.1(f)(i).

     "Tranche B Borrowing Date" shall have the meaning provided in Section 4B.

     "Tranche B Bridge Loan" shall have the meaning provided in Section 1.1(b).

     "Tranche B Bridge Loan Commitment " shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule A directly below the heading "Tranche B Commitment."

     "Tranche B Irrevocable Instruction" shall have the meaning specified in
Section 1.1(d).

     "Tranche B Note" shall have the meaning provided in Section 1.1(f)(ii).

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     "Type" shall mean any type of Bridge Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a LIBOR Loan.

     "United States" and "U.S." shall each mean the United States of America.

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has or have a 100% equity interest at such time.

     SECTION 11. The Collateral and the Arranger.

     11.1. Administration of the Collateral. The Secured Party shall administer the Collateral and any Lien thereon for the benefit of the Lender in the manner provided herein and in the Security Documents; provided, however, that in the event of conflict between the provisions relating to administration of Collateral included in this Agreement and those included in the Security Documents, the latter shall prevail. The Secured Party shall exercise such rights and remedies with respect to the Collateral as are granted to it hereunder and under the Security Documents and applicable law. Upon payment in full of all Obligations under the Credit Documents, the Secured Party and its Affiliates shall promptly release any and all Liens, Collateral and other security arrangements entered into in connection with this Agreement and the transactions contemplated hereby.

     11.2. Application of Proceeds. Except as otherwise specifically provided herein and in the other Credit Documents, the proceeds of any collection, sale, disposition, foreclosure or other realization of all or any part of the Collateral shall be applied by the Secured Party to the payment of any and all taxes, expenses and fees (including reasonable attorneys' fees) incurred by the Secured Party in obtaining, taking possession and disposing of the Collateral, any and all amounts incurred by the Secured Party in connection therewith and any amounts payable to the Secured Party under the Security Documents and the balance of such proceeds after such application by the Secured Party shall be applied by the Lender as follows:

     (a) to the payment of the other Obligations in the following order of priority:

       (i) accrued and unpaid interest in respect of the Bridge Loans;

       (ii) outstanding principal due under the Bridge Loans;

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       (iii) all other unpaid Fees, if any; and

       (iv) all other unpaid Obligations, if any;

     (b) any surplus remaining after payment of the foregoing amounts shall be paid to the Credit Parties by the Lender, subject, however, to the rights of the Cayman Lender and any other holder of any then existing Lien of which the Secured Party has actual notice (without investigation); it being understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clause (a) of this Section 11.2.

     11.3. The Arranger. The Arranger shall have no rights or obligations under this Agreement other than the rights set forth in Section 12.

     SECTION 12. Miscellaneous.

     12.1. Payment of Expenses, etc. Each Credit Party, jointly and severally, agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and disbursements of Debevoise & Plimpton, as special U.S. counsel to the Administrative Agent, Guerrero Olivos Novoa y Errazuriz, as special Chilean counsel to the Lender, and Walkers, as special Cayman Islands counsel to the Lender) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and of the Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Lender); (ii) pay and hold the Lender harmless from and against any and all prese nt and future stamp, excise and other similar taxes (including, without limitation, value added taxes due in respect of interest payments under the Bridge Loans) with respect to the foregoing matters and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes; and (iii) indemnify the Arranger, the Lender, the Secured Party, the BT Securities Intermediary, the DB Securities Intermediary and the Cayman Lender and each of their respective officers, directors, employees and representatives from, and hold each of them harmless against, any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in an y way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the

                                       73
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Arranger, the Lender, the Secured Party, the BT Securities Intermediary, the DB
Securities Intermediary or the Cayman Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of proceeds of the Bridge Loans or the consummation of any of the transactions contemplated hereby, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or its Affiliates or employees). To the extent that the undertaking to indemnify, pay or hold harmless the Arranger, the Lender, the Secured Party, the BT Securi ties Intermediary, the DB Securities Intermediary or the Cayman Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Parties, jointly and severally, shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     12.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Lender (including, without limitation, by branches, agencies and Affiliates of the Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to the Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by the Lender pursuant to Sectio n 12.4(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     12.3. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party or the Arranger, at the address specified opposite its signature below or in the other relevant Credit Documents; if to the Lender, at its address specified on Schedule B; or, as to any Credit Party, the Arranger or the Lender at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed,

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telegraphed, telexed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Lender shall not be effective until received.

     12.4. Benefit of Agreement; Assignments; Participations.

     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lender; and provided, further, that the Lender may not assign or transfer all or any portion of its Commitment hereunder except as provided in Section 12.4(b); and provided, further, that although the Lender may grant participations in its rights hereunder in accordance with this
Section 12.4, such Lender shall remain a "Lender" for all purposes hereunder and the participant shall not constitute a "Lender" hereunder; and provided, further, that the Lender shall not grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver wou ld (i) extend the final scheduled maturity of any Bridge Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Bridge Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its respective rights and obligations under this Agreement, (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) or (iv) release any Guarantor from its obligations under its Guaranty supporting the Bridge Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by any Credit Party hereunder shall be determined as if the Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.4, 1.5 and 3.5 of this Agreement to the extent that the Lender would be entitled to such benefits if the participation had not been transferred, granted or assigned.

     (b) Notwithstanding the foregoing, the Lender may assign all or a portion of its Commitment and related outstanding Obligations (or, if the Commitments have terminated, outstanding Obligations) hereunder to its parent company and/or any affiliate of the Lender which is at least 50% owned by the Lender or its parent company or, with prior consent of the Borrower (which consent (i) shall not be unreasonably withheld and which shall be deemed to have been given if, by 5:00 p.m. (New York time) on the fifth Business Day following any request for such consent, the Borrower shall not have responded to such request and (ii) shall not be required at any time when an Event of Default shall have occurred and be continuing), assign all, or if less than all, a portion equal to at least $3.0 million in the aggregate for the assigning Lender, of such Commitments, and related outstanding Obligations (or, if the Commitments have terminated, outstanding Obligations), hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement and a Power of Attorney in a form to be agreed prior to the Initial Borrowing Date; provided, however, that (i) at such time Schedule A shall be deemed modified to reflect the Commitments and/or outstanding Bridge Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement), new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.1(f) (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Bridge Loans, as the case may be, (ii) the consent of the Lender shall be required (which shall not be unreasonably withheld or delayed) in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, (i v) the Lender shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Lender on the Register pursuant to Section 12.17. To the extent of any assignment pursuant to this Section 12.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment, provided further that upon an Event of Default or Default the Lender may assign all or a portion of its Commitment and related outstanding Obligations (or, if the Commitments have terminated, outstanding Obligations) hereunder to any Person, including any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended).

     (c) Nothing in this Agreement shall prevent or prohibit the Lender from pledging its Bridge Loans and Notes hereunder to a Federal Reserve Bank or Central Bank in support of borrowings made by the Lender from such Federal Reserve Bank or Central Bank. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

     (d) The Lender as of the date of this Agreement represents and warrants as of the date of this Agreement that it is a Basel Bank.

     12.5. No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

     12.6. Calculations; Computations; Accounting Terms.

     (a) The financial statements to be furnished to the Lender pursuant hereto shall be made and prepared in accordance with Chilean GAAP, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender); provided, however, that such financial statements shall also be accompanied by convenience translations pursuant to which all Peso amounts will be converted into Dollars using the Noon Buying Rate as in effect on the last day of the respective fiscal quarter or year of the Borrower, as the case may be.

     (b) Notwithstanding anything to the contrary contained in clause (a) of this Section 12.6, for purposes of determining compliance with any other restriction stated in Dollars in this Agreement, the dollar equivalent amount of any amounts in any other foreign currency shall be converted on the basis of the Noon Buying Rate as in effect on the date of determination.

     (c) Interest on LIBOR Loans and Fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

     12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY
TRIAL.

     (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE BORROWER AND THE GUARANTORS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWER AND THE GUARANTORS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY. EACH OF THE BORROWER AND THE GUARANTORS FURTHER IRREVOCABLY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY PROCEEDING OR ANY SUIT, ACTION OR PROCEEDING TO ENFORCE OR EXECUTE ANY JUDGMENT BROUGHT AGAINST IT IN THE STATE OF NEW YORK MAY BE MADE UPON CT CORPORATION SYSTEM, PRESENTLY LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK, 10011, USA, WHICH IS HEREBY IRREVOCABLY APPOINTED AGENT OF EACH OF THE BORROWER AND THE GUARANTORS FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT TO THIS AGREEMENT AND THE NOTES AND ALL MATTERS RELATED THERETO AND/OR CONTEMPLATED THEREBY. EACH OF THE BORROWER AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMME NCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

     (b) EACH OF THE BORROWER AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     (d) EACH OF THE BORROWER AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE RIGHT TO DEMAND THAT ANY OF THE AGENTS OR THE LENDER POST A PERFORMANCE BOND OR GUARANTY (EXCEPCION DE ARRAIGO) IN ANY ACTION OR PROCEEDING INITIATED AGAINST ANY SUCH PARTY IN CHILE AND TO RECUSE WITHOUT CAUSE ANY MEMBERS OF THE COURTS HAVING JURISDICTION OVER ANY AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

     12.8. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Lender.

     12.9. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Initial Guarantors, the Arranger and the Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Lender at its Notice Office. The Lender will give the Borrower prompt written notice of the occurrence of the Effective Date.

     12.10. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     12.11. Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Lender.

     12.12. Survival. All indemnities set forth herein, including, without limitation, in Sections 1.4, 1.5, 3.5, 12.1, 12.14 and 12.17, shall survive the execution, delivery and termination of this Agreement and Notes and the making and repayment of the Bridge Loans.

     12.13. Domicile of Bridge Loans. The Lender may transfer and carry its Bridge Loans at, to or for the account of any office, Subsidiary or Affiliate of the Lender.

     12.14. Judgment Currency. Each of the Borrower's and the Initial Guarantors' obligations hereunder and under the other Credit Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Lender of the full amount of Dollars expressed to be payable to the Lender under this Agreement or the other Credit Documents. The obligation of each of the Borrower and the Guarantors to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Bridge Loans and any other amounts due under any other Credit Document, and shall not be affected by jud gment being obtained for any other sums due under this Agreement or under any other Credit Document. Each of the Borrower and the Guarantors waives the right to invoke any defense of payment impossibility.

     12.15. Waiver of Sovereign Immunity. Each of the Borrower and the Guarantors, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Credit Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Chile, or elsewhere, to enforce or collect upon the Bridge Loans or any Credit Document or any other liability or obligation of such Credit Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Credit Party, for itself and on behalf of its Subsidiaries, hereby expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, Chile, the Cayman Islands or elsewhere.

     12.16. English Language. This Agreement and all other Credit Documents (other than the Gener Stock Pledge Agreements and the Fianza Solidaria) shall be in the English language, except as required by Chilean law (in which event certified English translations thereof shall be provided by the Borrower to the Lender). Except in connection with the enforcement thereof in Chile as may be required by Chilean law, any non-English translation of this Agreement or any other Credit Document (other than the Gener Stock Pledge Agreements) shall have no legal validity. All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Credit Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Credit Documents.

     12.17. Register. The Borrower hereby designates the Lender to serve as the Borrower's agent, solely for purposes of this Section 12.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of the Lender, the Bridge Loans made by the Lender and each repayment in respect of the principal amount of the Bridge Loans of the Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Bridge Loans. With respect to the Lender, the transfer of the Commitments of the Lender and the rights to the principal of, and interest on, any Bridge Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Lender with respect to ownership of such Commitments and Bridge Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Bridge Loans shall remain owing to the transferor. The r egistration of assignment or transfer of all or part of any Commitments and Bridge Loans shall be recorded by the Lender on the Register only upon the acceptance by the Lender of a properly executed and delivered Assignment and Assumption Agreement. Coincident with the delivery of such an Assignment and Assumption Agreement to the Lender for acceptance and registration of assignment or transfer of all or part of a Bridge Loan, the assigning or transferor Lender shall surrender the Note or Notes evidencing such Bridge Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender and the old Notes shall be returned to the Borrower marked "cancelled." The Borrower agrees to indemnify the Lender from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Lender in performing its duties under this Section 12.17 other than those resulting from its gross negligence or willful misconduct.

     12.18. Confidentiality. The Lender agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with its customary procedures of handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Credit Party or any of its Subsidiaries pursuant to this Agreement; provided, however, that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to directors, officers, employees, agents, accountants, counsel and any other advisors of the Lender so long as such Person confirms it shall keep the non-public information confidential in accordance with these provisions, (ii) to bank examiners, auditors or accountants or to any other regulatory agency or body with proper authority (including nongovernmental regulatory agencies or bodies), (iv) to the Lender, (v) in connection with any litigation to which the Lender is a party where disclosure of such information is, in the opinion of counsel for the Lender, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving the Lender and arising out of, based upon, relating to or involving this Agreement or any other Credit Document, or any transactions contemplated hereby or arising hereunder, (vi) to a Subsidiary or Affiliate of the Lender in connection with a transfer permitted by Section 12.13, (vii) to any assignee or participant (or prospective assignee or participant) so long as the Lender making such assignment or selling such participation shall procure that such assignee or participant (or prospective assignee or participant) first executes and delivers to the Lender an acknowledgment to the effect that it is bound by the provisions of this Section 12.18, (viii) to any credit rating agency that rates the financial conditio n of the Lender or the claims paying ability of the Lender or the financial condition of the Borrower; provided further, that in no event shall the Lender be obligated or required to return any materials furnished by any Credit Party, (ix) with the consent of the relevant Credit Party or (x) to the extent that such information has become public other than through a breach of this Section 12.8. The obligations of any assignee that has executed an acknowledgment pursuant to this Section 12.18 shall be superseded by this Section 12.18 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.4(b). To the extent disclosure is required under clauses (i), (ii) and (v) above, the Lender agrees to use its best efforts to give the Borrower prompt prior notice thereof.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:                                     MERCURY CAYMAN HOLDCO LTD.,
                                               as Borrower
1001 North 19th Street
Arlington, Virginia 22209                    By: /s/ Jay Abbott
Attention: Jay Abbott                           -----------------------------
Fax No.: (703) 528-4510                      Name: Jay Abbott
                                             Title: Vice President and Chief
                                                    Financial Officer


STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared Jay Abbott, of Mercury Cayman Holdco Ltd., known to me to be the person that executed this Senior Secured Short Term Bridge Credit Agreement and acknowledged to me that he executed the same.

/s/ Peter Ford
-----------------
Notary Public

1001 North 19th Street                       INVERSIONES ZAPALLAR,
Arlington, Virginia 22209                      as Guarantor
Attention: Jay Abbott
Fax No.: (703) 528-4510                      By: /s/ Jay Abbott
                                                -----------------------------
                                             Name: Jay Abbott
                                             Title: Attorney-in-fact


STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared Jay Abbott, of Inversiones Zapallar, known to me to be the person that executed this Senior Secured Short Term Bridge Credit Agreement and acknowledged to me that he executed the same.

/s/ Peter Ford
-----------------
Notary Public

1001 North 19th Street                  MERCURY CAYMAN CO. I, LTD.,
Arlington, Virginia 22209                 as Guarantor
Attention: Jay Abbott
Fax No.: (703) 528-4510                 By: /s/ Jay Abbott
                                           -----------------------------
                                        Name:  Jay Abbott
                                        Title: Vice President and Chief
                                               Financial Officer


STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared Jay Abbott, of Mercury Cayman Co. I, Ltd., known to me to be the person that executed this Senior Secured Short Term Bridge Credit Agreement and acknowledged to me that he executed the same.

/s/ Peter Ford
-----------------
Notary Public

1001 North 19th Street                    MERCURY CAYMAN CO. II, LTD.,
Arlington, Virginia 22209                   as Guarantor
Attention: Jay Abbott
Fax No.: (703) 528-4510                   By: /s/ Jay Abbott
                                            -----------------------------
                                          Name:  Jay Abbott
                                          Title: Vice President and Chief
                                                 Financial Officer

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared Jay Abbott, of Mercury Cayman Co. II, Ltd., known to me to be the person that executed this Senior Secured Short Term Bridge Credit Agreement and acknowledged to me that he executed the same.

/s/ Peter Ford
-------------------
Notary Public

1001 North 19th Street                        INVERSIONES CYC LIMITADA,
Arlington, Virginia 22209                       as Guarantor
Attention: Jay Abbott
Fax No.: (703) 528-4510                       By: /s/ Jay Abbott
                                                 -----------------------------
                                              Name: Jay Abbott
                                              Title: Attorney-in-fact


STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared Jay Abbott, of Inversiones CYC Limitada, known to me to be the person that executed this Senior Secured Short Term Bridge Credit Agreement and acknowledged to me that he executed the same.

/s/ Peter Ford
----------------
Notary Public

1001 North 19th Street                    INVERSIONES OEA LIMITADA,
Arlington, Virginia 22209                   as Guarantor
Attention: Jay Abbott
Fax No.: (703) 528-4510                   By:  /s/ Jay Abbott
                                              -----------------------------
                                          Name: Jay Abbott
                                          Title: Attorney-in-fact

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared Jay Abbott, of Inversiones OEA Limitada, known to me to be the person that executed this Senior Secured Short Term Bridge Credit Agreement and acknowledged to me that he executed the same.

/s/ Peter Ford
-----------------
Notary Public

1001 North 19th Street                  INVERSIONES CACHAGUA LIMITADA,
Arlington, Virginia 22209                 as Guarantor
Attention: Jay Abbott
Fax No.: (703) 528-4510                 By: /s/ Jay Abbott
                                           -----------------------------
                                        Name: Jay Abbott
                                        Title: Attorney-in-fact

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared Jay Abbott, of Inversiones Cachagua Limitada, known to me to be the person that executed this Senior Secured Short Term Bridge Credit Agreement and acknowledged to me that he executed the same.

/s/ Peter Ford
-----------------
Notary Public

1001 North 19th Street                       MERCURY CAYMAN CO. III, LTD.,
Arlington, Virginia 22209                      as Guarantor
Attention: Jay Abbott
Fax No.: (703) 528-4510                      By:  /s/ Jay Abbott
                                                 -----------------------------
                                             Name:  Jay Abbott
                                             Title: Vice President and Chief
                                                    Financial Officer

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared Jay Abbott, of Mercury Cayman Co. III, Ltd., known to me to be the person that executed this Senior Secured Short Term Bridge Credit Agreement and acknowledged to me that he executed the same.


/s/ Peter Ford
-------------------
Notary Public

130 Liberty Street                           BANKERS TRUST COMPANY,
New York, New York 10006                       as Lender and Secured Party
Attention: Mercedes Sampedro
Fax No.: (212) 669-5398                      By: /s/ George Ordonez
                                                -----------------------------
                                             Name: George Ordonez
                                             Title: Director

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared George Ordonez, of Bankers Trust Company, known to me to be the person that executed this Senior Secured Short Term Bridge Credit Agreement and acknowledged to me that he executed the same.


/s/ Peter Ford
-----------------
Notary Public

130 Liberty Street                           DEUTSCHE BANK SECURITIES INC.,
New York, New York 10006                       as Arranger
Attention: Frank Hegeman
Fax No.: (212) 669-5398                      By: /s/ Frank Hegeman
                                                -----------------------------
                                             Name: Frank Hegeman
                                             Title: Managing Director

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

On this 28th day of December, before me personally appeared Frank Hegeman, of Deutsche Bank Securities Inc., known to me to be the person that executed this Senior Secured Short Term Bridge Credit Agreement and acknowledged to me that he executed the same.


/s/ Peter Ford
----------------
Notary Public

                                                                      SCHEDULE A

                                   COMMITMENTS
                                   -----------

Lender                                                      Tranche A
------                                                      Commitment
                                                            ----------

Bankers Trust Company                                       $ 400,000,000

TOTAL:                                                      $ 400,000,000

Lender                                                      Tranche B
------                                                      Commitment
                                                            ----------

Bankers Trust Company                                       $ 125,079,198

TOTAL:                                                      $ 525,079,198

                                                                      SCHEDULE B

                                LENDER ADDRESSES
                                ----------------

Lender                                  Address
------                                  -------

Bankers Trust Company                   130 Liberty Street
                                        New York, New York 10006
                                        Attention: Mercedes Sampedro
                                        Telephone No: (212) 250-7380
                                        Facsimile No.: (212) 250-7218